Exhibit 99.01

Published CUSIP Number: 67084DAC3
Revolving Credit CUSIP Number: 67084DAD1
__________________________________________________________________________
CREDIT AGREEMENT
DATED AS OF MARCH 8, 2017
BY AND AMONG
OGE ENERGY CORP.,
THE LENDERS
AND
WELLS FARGO BANK, NATIONAL ASSOCIATION
AS ADMINISTRATIVE AGENT
AND
JPMORGAN CHASE BANK, N.A.
AS SYNDICATION AGENT
AND
MIZUHO BANK, LTD., MUFG UNION BANK, N.A.,
ROYAL BANK OF CANADA AND U.S. BANK NATIONAL ASSOCIATION
AS CO-DOCUMENTATION AGENTS
__________________________________________________________________________
WELLS FARGO SECURITIES, LLC, JPMORGAN CHASE BANK, N.A.,
MIZUHO BANK, LTD., MUFG UNION BANK, N.A., RBC CAPITAL MARKETS
AND U.S. BANK NATIONAL ASSOCIATION
AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS
__________________________________________________________________________

i

TABLE OF CONTENTS

3.7	Alternative Lending Installation	50
ARTICLE IV	CONDITIONS PRECEDENT	51
4.1	Initial Credit Extension	51
4.2	Each Credit Extension	52
ARTICLE V	REPRESENTATIONS AND WARRANTIES	53
5.1	Existence and Standing	53
5.2	Authorization and Validity	53
5.3	No Conflict; Government Consent	53
5.4	Financial Statements	54
5.5	Material Adverse Change	54
5.6	Anti-Corruption Laws and Sanctions	54
5.7	Litigation	54
5.8	Subsidiaries	54
5.9	Margin Stock	54
5.10	EEA Financial Institution	55
5.11	Investment Company Act	55
ARTICLE VI	COVENANTS	55
6.1	Financial Reporting	55
6.2	Use of Proceeds	56
6.3	Notice of Default	56
6.4	Maintenance of Existence	57
6.5	Taxes	57
6.6	Insurance	57
6.7	Compliance with Laws	57
6.8	Maintenance of Properties	57
6.9	Inspection; Keeping of Books and Records	57
6.10	Fundamental Changes	58
6.11	[Reserved]	59
6.12	Liens	59
6.13	Affiliates	62
6.14	Leverage Ratio	62
ARTICLE VII	DEFAULTS	62
ARTICLE VIII	ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES	64
8.1	Acceleration/Remedies	64
8.2	Amendments	66
8.3	Preservation of Rights	67
ARTICLE IX	GENERAL PROVISIONS	68
9.1	Survival of Representations	68
9.2	Governmental Regulation	68
9.3	Headings	68
9.4	Entire Agreement	68
9.5	Several Obligations; Benefits of this Agreement	68
9.6	Expenses; Indemnification	68

TABLE OF CONTENTS

9.7	Numbers of Documents	70
9.8	Accounting	70
9.9	Severability of Provisions	70
9.10	Nonliability; Waiver of Consequential Damages	70
9.11	Confidentiality	71
9.12	Lenders Not Utilizing Plan Assets	72
9.13	Nonreliance	72
9.14	Disclosure	72
9.15	USA Patriot Act	72
9.16	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	72
ARTICLE X	THE AGENT	73
10.1	Appointment and Authority	73
10.2	Rights as a Lender	73
10.3	Exculpatory Provisions	73
10.4	Reliance by the Agent	74
10.5	Delegation of Duties	74
10.6	Resignation of Agent	75
10.7	Non-Reliance on Agent and Other Lenders	76
10.8	No Other Duties, etc	76
10.9	Agent, Arrangers and Co-Documentation Agent Fees	76
10.10	Agent’s Reimbursement and Indemnification	76
10.11	Agent May File Proofs of Claim	77
ARTICLE XI	SETOFF; RATABLE PAYMENTS	78
11.1	Setoff	78
11.2	Ratable Payments	78
ARTICLE XII	BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS	78
12.1	Successors and Assigns	78
12.2	Participations	79
12.3	Assignments	80
12.4	Dissemination of Information	83
12.5	Tax Certifications	83
ARTICLE XIII	NOTICES	83
13.1	Notices	83
13.2	Change of Address	83
ARTICLE XIV	COUNTERPARTS	84
ARTICLE XV	CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL	84
15.1	Choice of Law	84
15.2	Consent to Jurisdiction	84
15.3	Waiver of Jury Trial	84

SCHEDULES
Commitment Schedule
Pricing Schedule
Schedule 1    -    Subsidiaries
Schedule 2    -    Liens
Schedule 3     -    Material Adverse Change
Schedule 4    -    Litigation
Schedule 5    -    Existing Letters of Credit
EXHIBITS
Exhibit A    -    Form of Compliance Certificate
Exhibit B    -    Form of Assignment and Assumption Agreement
Exhibit C    -    Form of Promissory Note
Exhibit D    -    Form of Joinder Agreement

Exhibit E-1	- Form of U.S. Tax Compliance Certificate (Lender; Not Partnership)

Exhibit E-2	- Form of U.S. Tax Compliance Certificate (Participant; Not Partnership)

Exhibit E-3	- Form of U.S. Tax Compliance Certificate (Participant; Partnership)

Exhibit E-4	- Form of U.S. Tax Compliance Certificate (Lender; Partnership)

CREDIT AGREEMENT
This CREDIT AGREEMENT, dated as of March 8, 2017, is by and among OGE ENERGY CORP., an Oklahoma corporation (the “Borrower”), the lenders from time to time party hereto (the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent for the Lenders, JPMORGAN CHASE BANK, N.A., as Syndication Agent, and MIZUHO BANK, LTD., MUFG UNION BANK, N.A., ROYAL BANK OF CANADA, and U.S. BANK NATIONAL ASSOCIATION, as Co‑Documentation Agents.

PRELIMINARY STATEMENTS
WHEREAS, the Borrower has requested, and, subject to the terms and conditions hereof, the Agent and the Lenders have agreed, to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:
ARTICLE I

DEFINITIONS
1.1    Certain Defined Terms. As used in this Agreement:
“Accounting Changes” is defined in the term “GAAP”.
“Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.
“Advance” means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period. The term “Advance” shall include Swing Line Loans unless otherwise expressly provided.
“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise; provided that no Person shall be deemed to be an Affiliate of the Borrower or any of its Subsidiaries solely as a result of such Person being an Affiliate of ArcLight Capital Partners, LLC or any of its Affiliates.
“Agent” means Wells Fargo in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as it may be increased or reduced from time to time pursuant to the terms hereof. The initial Aggregate Commitment as of the Closing Date is Four Hundred Fifty Million and 00/100 Dollars ($450,000,000).
“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.
“Agreement” means this Credit Agreement.
“Agreement Accounting Principles” means GAAP applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, as may be modified in connection with any Accounting Changes. Notwithstanding the foregoing, (i) all leases (or any other agreement deemed to be a lease, in accordance with GAAP), of any Person (including leases or any other such agreements entered into after the date hereof) that are or would be treated as operating leases or otherwise be accounted for “off the balance sheet,” in accordance with GAAP as in effect on December 31, 2015, shall continue to be accounted for as operating leases or off-balance sheet (and none of the obligations of the lessee thereunder shall constitute Capitalized Leases, Capitalized Lease Obligations, Indebtedness or Consolidated Indebtedness) for purposes of this Agreement regardless of any change in GAAP (or the effectiveness of any change in GAAP), including without limitation, ASC Topic 840 or 842 (and any successor or replacement provisions or any pronouncements in connection therewith) after such date that would otherwise require any of the obligations of the lessee thereunder to be treated as Capitalized Leases, Capitalized Lease Obligations, Indebtedness or Consolidated Indebtedness, and (ii) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
“Alternate Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the highest of (i) the Prime Rate for such day, (ii) the sum of the Federal Funds Effective Rate for such day plus one half of one percent (0.5%) per annum and (iii) except during any period of time during which a notice delivered to the Borrower under Section 3.3 shall remain in effect, the LIBOR Rate for an Interest Period of one month, plus 1%; each change in the Alternate Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or the LIBOR Rate. Notwithstanding the foregoing, if the Alternate Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, corruption, or money-laundering, including without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Applicable Fee Rate” means, with respect to the Facility Fee at any time, the percentage rate per annum which is applicable at such time with respect to such fee as set forth in the Pricing Schedule.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of Governmental Authorities.
“Applicable Margin” means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.
“Approved Cost Recovery Bonds” means securities, however denominated, that are issued by the Borrower or any Consolidated Subsidiary of the Borrower (or any instrumentality statutorily authorized for such purpose (whether or not a Subsidiary of the Borrower)), which securities are (i) issued under and in accordance with applicable state public utility law (and expressly approved by the applicable State public utility commission) with respect to the recovery of designated costs or expenditures (including through applicable state public utility commission order for financing) with respect to regulated assets or regulatory assets authorized by the applicable state public utility commission, (ii) under which recourse is limited to assets that are rights to collect designated charges authorized by applicable law to be invoiced to customers of the Borrower or such Subsidiary (together with ancillary related assets customarily included therewith, collectively, “Designated Charges”) and that are, in any event non-recourse to the Borrower and its Subsidiaries (other than for failure to collect and pay over such Designated Charges and other customary indemnities for such type of financings) and (iii) payable solely from Designated Charges.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means each of Wells Fargo Securities, LLC, JPMCB, Mizuho, MUFG, Royal Bank of Canada and its affiliates ("RBC Capital Markets"), and U.S. Bank, and their respective successors, in their capacity as Joint Lead Arrangers and Joint Bookrunners.
“Assignment and Assumption Agreement” means an assignment agreement in the form of Exhibit B.
“Authorized Officer” means any of the president, chief financial officer, treasurer, an assistant treasurer or the controller of the Borrower or such other representative of the Borrower as may be designated by any one of the foregoing.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Borrower” has the meaning assigned thereto in the introductory paragraph hereto.

“Borrowing Date” means the date on which an Advance is made hereunder.
“Borrowing Notice” is defined in Section 2.8.
“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Eurodollar Loan, or for purposes of determining the interest rate for any Floating Rate Loan as to which the interest rate is determined by reference to the Eurodollar Base Rate, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.
“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“Cash Collateralize” means, to pledge and deposit with or deliver to the Agent, for the benefit of one or more of the LC Issuers or Lenders, as collateral for LC Obligations or obligations of Lenders to fund participations in respect of LC Obligations, cash or deposit account balances or, if the Agent and each applicable LC Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Agent and each applicable LC Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Change in Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d‑3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Borrower or (ii) the majority of the board of directors of the Borrower fails to consist of Continuing Directors.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or any applicable foreign regulatory authority, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued and shall be referred to herein as a “Specified Change”.
“Closing Date” means March ___, 2017.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rule or regulation issued thereunder.
“Co-Documentation Agents” means each of Mizuho, MUFG, Royal Bank, and U.S. Bank in their capacity as Co‑Documentation Agents hereunder.
“Collateral Shortfall Amount” is defined in Section 8.1.1.
“Commitment” means, for each Lender, including the LC Issuers, such Lender’s obligation to make Revolving Loans to, and participate in Swing Line Loans and Facility LCs issued upon the application of, the Borrower in aggregate amount not exceeding the amount set forth on the Commitment Schedule opposite such Lender’s name, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3 or as otherwise modified from time to time pursuant to the terms hereof.
“Commitment Schedule” means the Schedule identifying each Lender’s Commitment as of the Closing Date attached hereto and identified as such (and as adjusted from time to time in accordance with this Agreement).
“Consolidated Capitalization” means the sum of (i) Consolidated Indebtedness, (ii) consolidated common stockholders’ equity as would appear on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with Agreement Accounting Principles, (iii) the aggregate liquidation preference of preferred stocks (other than preferred stocks subject to mandatory redemption or repurchase) of the Borrower and its Consolidated Subsidiaries upon involuntary liquidation, (iv) the aggregate outstanding amount of all Equity Preferred Securities, Mandatorily Convertible Securities, Trust Preferred Securities and Hybrid Equity Securities and (v) minority interests as would appear on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with Agreement Accounting Principles; provided that Consolidated Capitalization shall exclude the non-cash effects resulting from the application of Financial Accounting Standards Board Statement No. 158: Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (an amendment of FASB Statements No. 87, 88, 106 and 132(R)).
“Consolidated Indebtedness” means, at any date, all Indebtedness of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles; provided that Consolidated Indebtedness shall exclude (i) all Non-Recourse Indebtedness, (ii) Indebtedness in respect of Receivables Purchase Facilities, (iii) Approved Cost Recovery Bonds, (iv) any Indebtedness arising from the application of ASC Topic 460, 810, 840 or 842, and (v) subject to the following proviso, the aggregate outstanding amount of all Mandatorily Convertible Securities, Trust Preferred Securities and Hybrid Equity Securities; and provided further that Consolidated Indebtedness shall include the Applicable Percentage of the aggregate principal amount of Mandatorily Convertible Securities, Trust Preferred Securities and Hybrid Equity Securities. As used herein, “Applicable Percentage” means (x) 0% of the aggregate principal amount of such securities up to 15% of Consolidated Capitalization; (y) 50% of the amount by which the aggregate principal amount of such securities exceeds 15% of Consolidated Capitalization; provided that any such aggregate principal amount in excess of 25% of Consolidated Capitalization shall be excluded from this clause (y) and shall instead be calculated in accordance with the following clause (z); and (z) 100% of the incremental amount by which the aggregate principal amount of such securities exceeds 25% of Consolidated Capitalization.
“Consolidated Subsidiary” means, for any Person, at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date; unless otherwise specified “Consolidated Subsidiary” means a Consolidated Subsidiary of the Borrower.
“Continuing Director” means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (a) was a member of such board of directors on the Closing Date, or (b) was nominated for election or elected to such board of directors with the approval of a majority of the directors who were members of such board at the time of such nomination or election.
“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.
“Conversion/Continuation Notice” is defined in Section 2.9.
“Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.
“Credit Extension Date” means the Borrowing Date for an Advance or the issuance date for a Facility LC.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means an event described in Article VII.
“Defaulting Lender” means, subject to Section 2.24.2, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent, any LC Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Facility LCs or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Agent or any LC Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24.2) upon delivery of written notice from the Agent of such determination to the Borrower, each LC Issuer, the Swing Line Lender and each Lender.
“Designated Charges” is defined in the definition of “Approved Cost Recovery Bonds.”
“Dollar” and “$” means dollars in the lawful currency of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 12.3.5 and 12.3.6 (subject to such consents, if any, as may be required under Section 12.3.2).
“Enable Entity” means Enable Midstream Partners, LP, together with (i) any of its successors and Subsidiaries and (ii) any other Subsidiary of the Borrower whose assets consist solely of direct or indirect equity interests in or other assets relating to the ownership, operation or administration of, Enable Midstream Partners, LP or any such other company described in clause (i) or (ii) above (including, without limitation, OGE Energy Holdings, Inc., Enogex and Enable GP, LLC as of the Closing Date).
“Energy-Related Assets” means or includes (i) assets used for the generation, transmission or distribution of electric energy or used for the distribution of natural or manufactured gas which provide services (directly or indirectly) to a state-regulated public utility, in each case owned, directly or indirectly, by the Borrower; (ii) intangible personal property, including investment property, accounts and general intangibles (each as defined in the Uniform Commercial Code), insurance premiums, Rabbi trusts or similar savings plans and memberships, to the extent they relate to assets or persons which are involved in the operations of, or provide services to, a state regulated public utility; (iii) assets constituting general plant (e.g., office furniture and equipment, communications equipment, computer software and hardware) used in the operations of or used to provide services to a state regulated public utility; and (iv) property, plant and equipment that was once in service, but is no longer used, or property, plant and equipment that was purchased for use (whether or not such assets have at such time yet been placed in service) by or to provide services to, a state regulated public utility.
“Enogex” means OGE Enogex Holdings LLC, a Delaware limited liability company.
“Environmental Laws” means any and all Applicable Laws relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.
“Equity Preferred Securities” means any securities, however denominated, (i) issued by the Borrower or any Consolidated Subsidiary of the Borrower, (ii) that are not, or the underlying securities, if any, of which are not, subject to mandatory redemption or maturity prior to 91 days after the Revolving Credit Termination Date, and (iii) the terms of which permit the deferral of interest or distributions thereon to a date occurring after the 91st day after the Revolving Credit Termination Date.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rules or regulations issued thereunder.

“Eurodollar Advance” means an Advance (other than a Floating Rate Advance as to which the interest rate is determined by reference to the Eurodollar Base Rate) which bears interest at a rate determined by reference to the applicable Eurodollar Rate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar Base Rate” means,
(a)    for any interest rate calculation with respect to a Eurodollar Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any successor page), then the Eurodollar Base Rate shall be determined by reference to such other comparable publicly available service for displaying Eurodollar rates as may be selected by the Agent or, in the absence of such availability, as determined by the Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; and
(b)    for any interest rate calculation with respect to a Floating Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any successor page) then the Eurodollar Base Rate for such Floating Rate Loan shall be determined by reference to such other comparable publicly available service for displaying Eurodollar rates as may be selected by the Agent or, in the absence of such availability, as determined by the Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.
“Eurodollar Loan” means a Loan (other than a Floating Rate Loan as to which the interest rate is determined by reference to the Eurodollar Base Rate) which bears interest at a rate determined by reference to the applicable Eurodollar Rate.
“Eurodollar Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the LIBOR Rate plus (ii) the Applicable Margin.
“Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve

System (or any successor) for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, Taxes measured by the overall capital or net worth of such Recipient, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Installation located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19) or (ii) such Lender changes its Lending Installation, except in each case to the extent that, pursuant to Section 3.5, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Installation, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.5.7 and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means that certain Credit Agreement dated as of December 13, 2011 by and among the Borrower, the lenders party thereto and the Agent, as the same has been amended prior to the Closing Date.
“Existing Letters of Credit” means those letters of credit existing on the Closing Date and identified on Schedule 5.
“Extension Request” is defined in Section 2.21.
“Facility Fee” is defined in Section 2.5.1.
“Facility LC” is defined in Section 2.20.1.
“Facility LC Application” is defined in Section 2.20.3.
“Facility LC Collateral Account” is defined in Section 2.20.11.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day (or, if such day is not a Business Day, for the immediately preceding Business

Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent. Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fitch” means Fitch Ratings and any successor thereto.
“Floating Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin.
“Floating Rate Advance” means an Advance which bears interest at a rate determined by reference to the Floating Rate.
“Floating Rate Loan” means a Loan which bears interest at a rate determined by reference to the Floating Rate.
“Foreign Lender” means a Lender which is not a U.S. Person.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any LC Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding LC Obligations with respect to Facility LCs issued by such LC Issuer other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of outstanding Swing Line Loans made by the Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funding Demand” is defined in Section 8.1.1.
“GAAP” means generally accepted accounting principles in effect from time to time; provided that in the event that any “Accounting Change” (as defined below) shall occur and such change would otherwise result in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then unless and until the Borrower, the Agent and the Required Lenders mutually agree to adjustments to the terms hereof to reflect any such Accounting Change, all financial covenants (including such covenant contained in Section 6.14), standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required or permitted by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC and shall include the adoption or implementation of International Financial Reporting Standards or changes in lease accounting.
“Governmental Authority” means the government of the United States or, solely to the extent relevant to the Borrower and/or its Subsidiaries, any other nation, or, in each case, of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, solely to the extent relevant to the Borrower and/or its Subsidiaries, any supra-national bodies such as the European Union or the European Central Bank).
“Hybrid Equity Securities” means any securities issued by the Borrower, any Subsidiary or a financing vehicle of the Borrower or any Subsidiary that (i) are classified as possessing a minimum of “intermediate equity content” by S&P, Basket C equity credit by Moody’s or 50% equity credit by Fitch at the time of issuance thereof and (ii) require no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to the date that is 91 days after the Revolving Credit Termination Date.
“Indebtedness” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services purchased (excluding current accounts payable incurred in the ordinary course of business), (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired, (iv) all Capitalized Lease Obligations in accordance with Agreement Accounting Principles, (v) all non-contingent reimbursement obligations outstanding of such Person with respect to surety bonds, Letters of Credit and bankers’ acceptances, (vi) indebtedness of the type described in clauses (i) through (v) above secured by any Lien on property or assets of such Person, whether or not assumed (but in any event not exceeding the fair market value of the property or asset), (vii) all direct guarantees of Indebtedness referred to in clauses (i) through (v) above of another Person and (viii) all amounts payable in connection with mandatory redemptions or repurchases of preferred stock (other than Equity Preferred Securities); provided that Indebtedness shall exclude any indebtedness arising from the application of ASC Topic 460, 810, 840 or 842, or which is otherwise excluded in accordance with the Agreement Accounting Principles. For the purpose of determining “Indebtedness,” any particular Indebtedness will be excluded if and to the extent that the necessary funds for the payment, redemption or satisfaction of that Indebtedness (including, to the extent applicable, any associated prepayment penalties, fees or payments and such other amounts required in connection therewith) have been deposited with the proper depositary in trust.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” is defined in Section 9.6.1.
“Interest Period” means, with respect to a Eurodollar Advance, a period of one week, one, two, three or six months (subject to availability), or twelve months if agreed to by each of the

Lenders and the Borrower, commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on but exclude the day which corresponds numerically to such date one, two, three or six months or such other agreed upon period thereafter; provided that (i) if there is no such numerically corresponding day in such next, second, third or sixth succeeding month or such other succeeding period, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month or such other succeeding period and (ii) no Interest Period shall extend beyond the Revolving Credit Termination Date described in clause (a) of such definition. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.
“Investment Grade Status” exists at any date if, on such date, the Borrower has or is deemed to have pursuant to the last paragraph of the Pricing Schedule (as in effect on the Closing Date) at least two of the following ratings: a Moody’s Rating (as defined in the Pricing Schedule as in effect on the Closing Date) of Baa3 or better, a S&P Rating (as defined in the Pricing Schedule as in effect on the Closing Date) of BBB- or better or a Fitch Rating (as defined in the Pricing Schedule as in effect on the Closing Date) of BBB- or better.
“JPMCB” means JPMorgan Chase Bank, N.A. and its successors.
“LC Fee” is defined in Section 2.20.4.
“LC Issuer Commitment” means, with respect to each LC Issuer, unless such LC Issuer agrees to a higher amount in its sole discretion, $20,000,000.
“LC Issuers” means (i) MUFG, Royal Bank (which shall not be obligated to issue commercial letters of credit), and U.S. Bank, each in their separate capacity as an issuer of Facility LCs pursuant to Section 2.20 with respect to each Facility LC issued or deemed issued by MUFG, Royal Bank, and U.S. Bank upon the Borrower’s request, (ii) any other Lender to the extent it has agreed in its sole discretion to act as an “LC Issuer” hereunder and that has been approved in writing by the Borrower and the Agent (such approval by the Agent not to be unreasonably delayed or withheld) as an “LC Issuer” hereunder, and (iii) each issuer of an Existing Letter of Credit.
“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn face amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations. For all purposes of this Agreement, if on any date of determination a Facility LC has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices (ISP98), such Facility LC shall be deemed to be “outstanding” in the amount so remaining available to be drawn.  Unless otherwise specified herein, the undrawn face amount of a Facility LC at any time shall be deemed to be the undrawn stated amount of such Facility LC in effect at such time; provided that with respect to any Facility LC that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the undrawn face amount of such Facility LC shall be deemed to be the undrawn maximum stated amount of such Facility

LC after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
“LC Payment Date” is defined in Section 2.20.5.
“LC Sublimit” means the lesser of (a) One Hundred Million and 00/100 Dollars ($100,000,000) and (b) the Aggregate Commitment.
“Lenders” has the meaning assigned thereto in the introductory paragraph hereto. Unless otherwise specified, the term “Lenders” includes the LC Issuers and the Swing Line Lender.
“Lending Installation” means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on the administrative information sheets provided to the Agent in connection herewith or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.
“LIBOR Market Index Rate” means for any day, the rate for one (1) month Dollar deposits as reported on Reuters Page LIBOR01, or its successor page, as of 11:00 a.m. (London time), on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Agent from another recognized source or interbank quotation). Notwithstanding the foregoing, if the LIBOR Market Index Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“LIBOR Rate” means a rate per annum determined by the Agent pursuant to the following formula:

LIBOR Rate =	Eurodollar Base Rate
1.00-Eurodollar Reserve Percentage
Notwithstanding the foregoing, if the LIBOR Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).
“Loan” means, with respect to a Lender, such Lender’s loan made pursuant to Article II (or any conversion or continuation thereof), including a Revolving Loan and a Swing Line Loan.
“Loan Documents” means this Agreement, the Facility LC Applications, any Notes issued pursuant to Section 2.13, and all other documents, instruments, and agreements executed and delivered by the Borrower and designated therein as being a Loan Document.

“Mandatorily Convertible Securities” means mandatorily convertible equity-linked securities issued by the Borrower or any Subsidiary, so long as the terms of such securities require no repayments or prepayments of principal and no mandatory redemptions or repurchases, in each case, prior to at least 91 days after the Revolving Credit Termination Date.
“Material Adverse Effect” means a material adverse effect on (i) the business, Property, financial condition, operations or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuers or the Lenders thereunder.
“Material Indebtedness” means Indebtedness of the Borrower and/or any Material Subsidiary (other than (i) Indebtedness among the Borrower and/or its Subsidiaries, (ii) Indebtedness in respect of Approved Cost Recovery Bonds and Receivables Purchase Facilities, and (iii) Non-Recourse Indebtedness) in an outstanding principal amount of $100,000,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars).
“Material Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, as promulgated under the Securities Act of 1933, as amended, as such regulation is in effect on the date of this Agreement; provided that each Enable Entity shall (unless otherwise elected by the Borrower) not be deemed a Material Subsidiary, other than for purposes of Section 6.10 (to the extent otherwise meeting the requirements of a Material Subsidiary) and inclusion of its attributable value to the extent provided by subsection (v) in the definition of Consolidated Capitalization; provided further, that notwithstanding the foregoing, such Enable Entity shall be deemed a Material Subsidiary (to the extent otherwise meeting the requirements of a Material Subsidiary) for all purposes hereunder if the Borrower’s ownership level (percentage or control) of such Enable Entity increases above (and only for so long as it remains above) that existing on the Closing Date and, as a result, the Borrower is (but for only so long as it shall be) required to consolidate the assets of such Enable Entity on its financial statements in accordance with GAAP.
“Mizuho” means Mizuho Bank, Ltd.
“Modify” and “Modification” are defined in Section 2.20.1.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“MUFG” means MUFG Union Bank, N.A., a member of MUFG, a global financial group, and its successors.
“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA, which is covered by Title IV of ERISA and to which the Borrower or any member of the Controlled Group is obligated to make contributions or has been obligated to make contributions during the last six years.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders or all Lenders and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extending Lender” is defined in Section 2.21.
“Non-Recourse Indebtedness” means Indebtedness of any Subsidiary (other than a Material Subsidiary) as to which (A) neither the Borrower nor any Material Subsidiary provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) neither the Borrower nor any Material Subsidiary is directly or indirectly liable as a guarantor or otherwise, (C) neither the Borrower nor any Material Subsidiary is the lender or other type of creditor, or (D) the relevant legal documents do not provide that the lenders or other type of creditors with respect thereto will have any recourse to the stock or assets of the Borrower or any Material Subsidiary.
“Note” is defined in Section 2.13(iv).
“Notice of Account Designation” is defined in Section 2.8.
“Obligations” means all Loans, LC Obligations, fees, advances, debts, liabilities and obligations owing by the Borrower to the Agent, any Lender, the LC Issuers, the Swing Line Lender, any Arranger, any affiliate of any of the foregoing, or any Indemnitee under the provisions of Section 9.6 or any other provisions of the Loan Documents, in each case of any kind or nature, arising under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes all principal, interest (including interest accruing after the filing of any bankruptcy or similar petition), charges, expenses, fees, attorneys’ fees and disbursements, and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“OG&E” means Oklahoma Gas and Electric Company, an Oklahoma corporation.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).
“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Loans outstanding at such time, plus (ii) an amount equal to its ratable obligation to purchase participations in the LC Obligations and Swing Line Loans at such time.
“Participant” is defined in Section 12.2.1.
“Participant Register” is defined in Section 12.2.4.
“Payment Date” means the last day of March, June, September and December and the Revolving Credit Termination Date.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.
“Plan” means an employee pension benefit plan, excluding any Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.
“Pricing Schedule” means the Schedule identifying the Applicable Margin and Applicable Fee Rate attached hereto and identified as such.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by Wells Fargo as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by Wells Fargo as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Property” of a Person means any and all right, title and interest of such Person in or to property, whether real, personal, tangible, intangible, or mixed.
“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) and the denominator of which is the Aggregate Commitment at such time or, if the Aggregate Commitment has been terminated, a fraction the numerator of which is such Lender’s Outstanding Credit Exposure at such time and the denominator of which is the Aggregate Outstanding Credit Exposure at such time.

“Receivables Purchase Documents” means any series of receivables purchase or sale agreements generally consistent with terms contained in comparable structured finance transactions pursuant to which the Borrower or any of its Subsidiaries, in their respective capacities as sellers or transferors of any accounts, payment intangibles, or other rights to receive future payments or credits, sell or transfer to SPVs all of their respective rights, title and interest in and to certain account receivables, payment entitlements or other receivables for further sale or transfer to other purchasers of or investors in such assets (and the other documents, instruments and agreements executed in connection therewith), or any replacement or substitution therefor.
“Receivables Purchase Facility” means any securitization facility made available to the Borrower or any of its Subsidiaries, pursuant to which accounts, payment intangibles or rights to receive future payments or credits of the Borrower or any of its Subsidiaries are transferred to one or more SPVs, and thereafter to certain investors, pursuant to the terms and conditions of the Receivables Purchase Documents.
“Recipient” means (a) the Agent, (b) any Lender and (c) any LC Issuer, as applicable.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).
“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.20 to reimburse each LC Issuer for amounts paid by such LC Issuer in respect of any one or more drawings under Facility LCs.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan subject to Title IV of ERISA, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; provided that a failure to meet the minimum funding standard of Section 412 or 430 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(c) of the Code.
“Required Lenders” means Lenders in the aggregate having Commitments of greater than fifty percent (50%) of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding greater than fifty percent (50%) of the Aggregate

Outstanding Credit Exposure; provided that the Commitment of, and the portion of the Outstanding Credit Exposure, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Revolving Credit Termination Date” means the earlier of (a) March 8, 2022, as it may be extended pursuant to Section 2.21 and (b) the date of termination in whole of the Aggregate Commitment pursuant to Section 2.5.2 or Section 8.1.
“Revolving Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1 (or any conversion or continuation thereof).
“Royal Bank” means Royal Bank of Canada, and its successors.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of McGraw-Hill Financial, Inc., and any successor thereto.
“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, including any agency of such Sanctioned Country, or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.
“SEC Reports” means (i) the Annual Reports on Form 10-K of the Borrower and OG&E for the fiscal year ended December 31, 2016, and (ii) the Current Reports on Form 8-K filed by the Borrower or OG&E after such date but prior to the Closing Date.
“Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.
“Specified Change” is defined in the term “Change in Law”.
“SPV” means (a) a special purpose, bankruptcy-remote Person formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of accounts and receivables in connection with and pursuant to Receivables Purchase Facility, (b) a special purpose, bankruptcy-remote Person formed for the sole and exclusive purpose of engaging in any project finance project, (c) a special purpose subsidiary of, or a trust formed by, the Borrower or a Subsidiary for the sole purpose of issuing Hybrid Securities and which conducts no business other than the issuance of Hybrid Securities and activities incidental thereto and (d) any special purpose entity formed to effect any issuance of Approved Cost Recovery Bonds.

“Subsidiary” means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person; provided that each Enable Entity shall (unless otherwise elected by the Borrower) not be deemed a Subsidiary, other than for purposes of Section 6.10 (to the extent otherwise meeting the requirements of a Subsidiary) and inclusion of its attributable value to the extent provided by subsection (v) in the definition of Consolidated Capitalization; provided further, that notwithstanding the foregoing, any Enable Entity shall be deemed a Subsidiary (to the extent otherwise meeting the requirements of a Subsidiary) for all purposes hereunder if the Borrower’s ownership level (percentage or control) of such Enable Entity increases above (and only for so long as it remains above) that existing on the Closing Date and, as a result, the Borrower is (but for only so long as it shall be) required to consolidate the assets of such Enable Entity on its financial statements in accordance with GAAP.
“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 25% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 25% of the consolidated net income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the end of the four fiscal quarter period ending with the fiscal quarter immediately prior to the fiscal quarter in which such determination is made (or if financial statements have not been delivered hereunder for that fiscal quarter which ends such four fiscal quarter period, then the financial statements delivered hereunder for the quarter ending immediately prior to that quarter).
“Swing Line Borrowing Notice” is defined in Section 2.23.2.
“Swing Line Lender” means Wells Fargo or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.
“Swing Line Limit” means a maximum principal amount of $45,000,000 at any one time outstanding.
“Swing Line Loan” means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.23.
“Swing Line Rate” means, for any day, the sum of (i) the LIBOR Market Index Rate for such day plus (ii) the Applicable Margin with respect to Eurodollar Advances.
“Syndication Agent” means JPMorgan Chase Bank, N.A., in its capacity as Syndication Agent hereunder.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transferee” is defined in Section 12.4.
“Trust Preferred Securities” means trust preferred securities issued by a trust established by the Borrower or any Subsidiary, along with any junior subordinated debt obligations of the Borrower or any such Subsidiary to such capital trust, so long as (i) the terms thereof require no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to at least 91 days after the Revolving Credit Termination Date, (ii) the obligations of the Borrower or such Subsidiary in respect thereof are subordinated and junior in right of payment to all unsecured and unsubordinated obligations of the Borrower for or in respect of borrowed money and (iii) the obligors in respect of such preferred securities and subordinated debt have the right to defer interest and dividend payments.
“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.
“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under each Single Employer Plan subject to Title IV of ERISA exceeds the fair market value of all such Plan’s assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan for which a valuation report is available, using actuarial assumptions for funding purposes as set forth in such report.
“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.
“U.S. Bank” means U.S. Bank National Association, and its successors.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors.
“Withholding Agent” means the Borrower and the Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.2    Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (d) the word “will” shall be construed to have the same meaning and effect as the word “shall,” (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (i) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.
1.3    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to two places more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.4    References to Agreement and Laws. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.
1.5    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.6    Facility LC Amounts. Unless otherwise specified, all references herein to the amount of a Facility LC at any time shall be deemed to mean the maximum face amount of such Facility LC after giving effect to all increases thereof contemplated by such Facility LC or the Facility LC Application therefor (at the time specified therefor in such applicable Facility LC or Facility LC Application and as such amount may be reduced by (a) any permanent reduction of such Facility LC or (b) any amount which is drawn, reimbursed and no longer available under such Facility LC).
ARTICLE II

THE CREDITS
2.1    Commitment. Subject to the satisfaction of the conditions precedent set forth in Sections 4.1 and 4.2, as applicable, from and including the date of this Agreement and prior to the Revolving Credit Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement to (i) make Revolving Loans denominated in Dollars to the Borrower from time to time and (ii) participate in Facility LCs and Swing Line Loans issued or made upon the request of the Borrower, in each case in an amount not to exceed in the aggregate at any one time outstanding of its Commitment; provided that at no time shall the Aggregate Outstanding Credit Exposure hereunder exceed the Aggregate Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Revolving Credit Termination Date. The commitment of each Lender to lend hereunder and to participate in Facility LCs and Swing Line Loans shall expire on the Revolving Credit Termination Date applicable to it. The LC Issuers hereby agree to issue Facility LCs hereunder on the terms and conditions set forth in Section 2.20. The Swing Line Lender hereby agrees to make Swing Line Loans to the Borrower on the terms and conditions set forth in Section 2.23.
2.2    Required Payments; Termination. Any outstanding Advances and all other unpaid Obligations shall be paid in full (or, in the case of LC Obligations, Cash Collateralized in accordance with Section 2.20.11) by the Borrower on the Revolving Credit Termination Date. Notwithstanding the termination of this Agreement on the Revolving Credit Termination Date, until all of the Obligations (other than contingent indemnification obligations and LC Obligations that have been Cash Collateralized in accordance with Section 2.20.11) shall have been fully paid and satisfied and all financing arrangements among the Borrower and the Lenders hereunder and under the other Loan Documents shall have been terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive. In addition, the Borrower shall make all payments required under Section 2.21 to each Lender that does not consent to the extension of the Revolving Credit Termination Date.
2.3    Ratable Loans. Each Advance hereunder (other than any Swing Line Loan) shall consist of Loans made from the several Lenders in accordance with their Pro Rata Share.
2.4    Types of Advances. The Advances (other than any Swing Line Loan) may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9. The Borrower may request Swing Line Loans in accordance with Section 2.23.
2.5    Facility Fee; Reductions in Aggregate Commitment.
2.5.1    Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender (subject, with respect to any Defaulting Lender, to the limitations set forth in Section 2.24.1(iii)) a Facility Fee (the “Facility Fee”) at a per annum rate equal to the Applicable Fee Rate on such Lender’s Commitment (whether used or unused) from the date hereof to the Revolving Credit Termination Date applicable thereto, payable on each Payment Date and the Revolving Credit Termination Date; provided that, if any Lender continues to have Loans outstanding hereunder after the Revolving Credit Termination Date, then the Facility Fee shall continue to accrue on the aggregate principal amount of the Loans owed to such Lender until the date on which such Loans are repaid in full.
2.5.2    Reductions in Aggregate Commitment. The Borrower may without premium or penalty permanently reduce the Aggregate Commitment in whole, or in part, ratably among the Lenders in aggregate integral multiples of $5,000,000 (or if less, the Aggregate Commitment), upon at least two (2) Business Days’ written notice to the Agent, which notice shall specify the amount of any such reduction; provided that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure, after taking into account any prepayments to be made on or before such date.
2.6    Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance (other than an Advance to repay Swing Line Loans) shall be in the minimum amount of $5,000,000 (and in multiples of $100,000 if in excess thereof); provided that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.
2.7    Optional Principal Prepayments. The Borrower may from time to time prepay, without penalty or premium, all outstanding Floating Rate Advances, or, any portion thereof in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof (or, if less, the then remaining outstanding principal balance thereof), on any Business Day upon notice to the Agent by no later than 11:00 a.m. on the date of such prepayment. The Borrower may at any time prepay, without penalty or premium, all outstanding Swing Line Loans, or, any portion thereof in a minimum amount of $500,000 and increments of $100,000 in excess thereof (or, if less, the then remaining outstanding principal balance thereof), on any Business Day upon notice to the Agent and the Swing Line Lender by 11:00 a.m. on the date of such repayment. The Borrower may from time to time prepay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, any portion thereof in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof upon at least three (3) Business Days’ prior notice to the Agent. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Loans and Swing Line Loans hereunder until the Revolving Credit Termination Date.
2.8    Method of Selecting Types and Interest Periods for New Advances (other than Swing Line Loans). The Borrower shall select the Type of Advance (other than any Swing Line Loan which is subject to Section 2.23) and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a “Borrowing Notice”) not later than 11:00 a.m. (x) on the Borrowing Date of each Floating Rate Advance and (y) three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:
2.8.1    the Borrowing Date, which shall be a Business Day, of such Advance,
2.8.2    the aggregate amount of such Advance,
2.8.3    the Type of Advance selected, and
2.8.4    in the case of each Eurodollar Advance, the Interest Period applicable thereto.
Not later than noon on each Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans in funds immediately available in Charlotte, North Carolina to the Agent at its address specified pursuant to Article XIII. Upon satisfaction of the applicable conditions set forth in Section 4.2 (and, if such borrowing is on the Closing Date, Section 4.1), the Agent will promptly make the funds so received from the Lenders available to the Borrower. The Borrower hereby irrevocably authorizes the Agent to disburse the funds so received from the Lenders by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice of account designation in a form supplied by the Agent (a “Notice of Account Designation”) delivered by the Borrower to the Agent or as may be otherwise agreed upon by the Borrower and the Agent from time to time.
2.9    Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. on the third Business Day prior to the date of the requested conversion or continuation, specifying:
2.9.1    the requested date, which shall be a Business Day, of such conversion or continuation,
2.9.2    the aggregate amount and Type of the Advance which is to be converted or continued, and
2.9.3    the duration of the Interest Period applicable thereto.
2.10    Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9, at a rate per annum equal to the Floating Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to the Swing Line Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance or on a Swing Line Loan will take effect simultaneously with each change in the Alternate Base Rate or LIBOR Market Index Rate, respectively. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower’s selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the scheduled Revolving Credit Termination Date. The Borrower shall select Interest Periods so that it is not necessary to repay any portion of a Eurodollar Advance prior to the last day of the applicable Interest Period in order to make a mandatory prepayment required pursuant to the last sentence of Section 2.2.
2.11    Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, upon the occurrence and during the continuance of a Default or Unmatured Default, the Required Lenders may, at their option, by notice to the Borrower, declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. If all or a portion of (a) the principal amount of any Loan or any Reimbursement Obligation, (b) any interest payable thereon, or (c) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, after giving effect to any applicable grace period therefor, bear interest, payable from time to time on demand, at a rate per annum equal to the rate otherwise applicable to such overdue amount plus 2% per annum, in each case from the date such overdue amount was first due until such amount is paid in full. Interest shall continue to accrue as provided in this Section 2.11 on the overdue Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.
2.12    Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon on the date when due and shall be applied ratably (except in the case of (i) Reimbursement Obligations for which an LC Issuer has not been fully indemnified by the Lenders, (ii) Swing Line Loans or (iii) as otherwise specifically required hereunder) by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender.
2.13    Noteless Agreement; Evidence of Indebtedness.

(i)
Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(ii)
The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period (in the case of a Eurodollar Advance) with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original face amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender’s share thereof.

(iii)
The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded absent manifest error; provided that the failure of the

Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(iv)
Any Lender may request that its Loans be evidenced by a promissory note, or in the case of the Swing Line Lender, promissory notes representing its Revolving Loans and Swing Line Loans, respectively, in substantially the form of Exhibit C with applicable changes for notes evidencing Swing Line Loans (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

2.14    Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices, Swing Line Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice, signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.
2.15    Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance and Swing Line Loan shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance or Swing Line Loan is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Floating Rate Advances when the Alternate Base Rate is determined by the Prime Rate shall be calculated for actual days elapsed on the basis of a 365, or when appropriate 366, day year. All other computations of interest, LC Fees and all other fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon at the place of payment. Except as set forth in the second proviso to the definition of “Interest Period,” if any payment of principal of or interest on an Advance, any fees or any other amounts payable to the Agent or any Lender hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest and fees in connection with such payment.
2.16    Notification of Advances, Interest Rates, Prepayments and Commitment Reductions; Availability of Loans. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The applicable LC Issuer shall notify the Agent promptly after the issuance of a Facility LC, and the Agent will notify each Lender of such issuance. The Agent will notify the Borrower and each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give the Borrower and each Lender prompt notice of each change in the Alternate Base Rate.
2.17    Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and Swing Line Loans and each LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or LC Issuer, as applicable, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and Swing Line Loans and any Notes issued hereunder shall be deemed held by each Lender or LC Issuer, as applicable, for the benefit of any such Lending Installation. Each Lender and LC Issuer may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.
2.18    Non‑Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the time which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the greater of the daily average Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.
2.19    Replacement of Lender. If (w) any Lender requests compensation under Section 3.1, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.5 and, in each case, such Lender has declined or is unable to promptly designate a different Lending Installation in accordance with Section 3.7 which would eliminate any further claims for such indemnity or compensation, (x) any Lender is a Defaulting Lender or a Non-Consenting Lender, (y) any Lender’s obligation to make or to convert or continue outstanding Loans or Advances as Eurodollar Loans or Eurodollar Advances has been suspended pursuant to Section 3.3, and, in each such case, such Lender has declined or is unable to promptly designate a different Lending Installation in accordance with Section 3.7 which would eliminate any further suspension or (z) in addition to the rights of the Borrower under Section 2.21, any Lender is a Non-Extending Lender and the Required Lenders have approved the related Extension Request, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.3 (which for the avoidance of doubt shall not include the consent of the affected Lender), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.1 or 3.5) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)	the Agent shall have received the assignment fee specified in Section 12.3.3 unless waived by the Agent;

(ii)
such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Reimbursement Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including (other than with respect to any Defaulting Lender) any amounts under Section 3.4) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)
in the case of any such assignment resulting from (x) a claim for compensation under Section 3.1 or payments required to be made pursuant to Section 3.5, such assignment will result in a reduction in such compensation or payments thereafter or (y) a suspension under Section 3.3, such assignment shall be made to a Lender or Eligible Assignee which is not subject to such a suspension;

(iv)	such assignment does not conflict with Applicable Law; and

(v)	in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment cease to apply.
2.20    Facility LCs.
2.20.1    Issuance. Each LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit denominated in

Dollars (each such letter of credit, together with each Existing Letter of Credit, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action, a “Modification”), from time to time from and including the date of this Agreement and prior to the Revolving Credit Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (x) the LC Obligations shall not exceed the LC Sublimit, (y) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment and (z) the aggregate amount of LC Obligations of any LC Issuer at any time shall not exceed such LC Issuer’s LC Issuer Commitment, unless otherwise expressly agreed by such LC Issuer. No Facility LC shall have an expiry date later than one year after its issuance; provided that any Facility LC with a one-year tenor may provide for the renewal thereof for additional one-year periods. If one or more Facility LCs are outstanding on the fifth (5th) Business Day prior to the Revolving Commitment Termination Date, the Borrower shall Cash Collateralize pursuant to Section 2.20.11 all LC Obligations outstanding at such time plus related fees and expenses with respect to such Facility LCs. If any Facility LC contains a provision pursuant to which it is deemed to be automatically renewed unless notice of termination is given by the applicable LC Issuer with respect to such Facility LC, such LC Issuer shall timely give notice of termination if as of the close of business on the seventeenth (17th) day prior to the last day upon which such LC Issuer’s notice of termination may be given to the beneficiaries of such Facility LC, such LC Issuer has received a notice of termination from the Borrower or a notice from the Agent that the conditions to issue such Facility LC in its revised form (as extended) under the terms hereof (by reason of Section 4.2 or otherwise) have not been satisfied. As of the Closing Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Facility LC issued and outstanding hereunder.
2.20.2    Participations. Upon (a) the Closing Date with respect to each Existing Letter of Credit, (b) the issuance by the applicable LC Issuer of each other Facility LC in accordance with this Section 2.20 and (c) the Modification of each Facility LC increasing or decreasing the face amount thereof in accordance with this Section 2.20, the applicable LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.
2.20.3    Notice. Subject to Section 2.20.1, the Borrower shall give the applicable LC Issuer notice prior to 11:00 a.m. at least three (3) Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. The applicable LC Issuer shall promptly notify the Agent, and, upon issuance only, the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender’s participation in such Facility LC. The issuance or Modification by the applicable LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which such LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that (i) such Facility LC shall be in a form reasonably satisfactory to such LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as such LC Issuer shall have reasonably requested (each, a “Facility LC Application”) and (ii) no Lender is at that time a Defaulting Lender, unless the applicable LC Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such LC Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such LC Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.24.1(iv)) with respect to the Defaulting Lender arising from either the Facility LC then proposed to be issued or that Facility LC and all other LC Obligations as to which such LC Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion. In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.
2.20.4    LC Fees. The Borrower shall pay to the Agent, for the account of the Lenders (subject, with respect to any Defaulting Lender, to the limitations set forth in Section 2.24.1(iii)) ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn face amount under such Facility LC, such fee to be payable in arrears on each Payment Date. The Borrower shall also pay to each LC Issuer for its own account (x) a fronting fee at a per annum rate equal to 0.15% on the average daily undrawn face amount under each Facility LC issued by such LC Issuer, such fee to be payable in arrears on each Payment Date, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under the Facility LCs issued by such LC Issuer in accordance with such LC Issuer’s standard schedule for such charges as in effect from time to time. Each fee described in this Section 2.20.4 shall constitute an “LC Fee”.
2.20.5    Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the applicable LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of each LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. Each LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted. Each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse such LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by such LC Issuer under each Facility LC with respect to any drawing or other demand for payment made by a beneficiary thereunder to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.20.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of such LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three (3) days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.
2.20.6    Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse each LC Issuer on the applicable LC Payment Date (if notified of such drawing prior to 1:00 p.m. on such date, otherwise on the next Business Day following receipt of such notice) for any amounts to be paid by such LC Issuer upon any drawing under any Facility LC, without presentment, demand (other than as set forth above), protest or other formalities of any kind; provided that to the extent the Borrower does not reimburse the applicable LC Issuer on the applicable LC Payment Date (or the next Business Day, as applicable), then the Borrower shall be deemed to have timely given a Borrowing Notice to the Agent requesting that the Lenders make a Revolving Loan as a Floating Rate Loan on the LC Payment Date (or the next Business Day, as applicable) in the amount of such draft so paid plus any fees and expenses incurred by such LC Issuer in connection with such payment, and the Lenders shall make a Revolving Loan as a Floating Rate Loan in such amount without regard to the minimum and multiples specified in Section 2.6 for the principal amount of Floating Rate Advances, but subject to the conditions set forth in Section 4.2 (other than the delivery of a Borrowing Notice). The proceeds of such Floating Rate Advance shall be applied to reimburse the applicable LC Issuer for the amount of the related drawing and such fees and expenses. If the Lenders cannot make a Floating Rate Advance to reimburse the applicable LC Issuer because the conditions set forth in Section 4.2 cannot be satisfied or for any other reason, then each Lender shall make the payment described in the last sentence of Section 2.20.5 in respect of its participation in such Facility LC (and each Modification thereof) and the related LC Obligations. Neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential or exemplary) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) such LC Issuer’s gross negligence, willful misconduct, or material breach of this Agreement, as determined by a court of competent jurisdiction by final nonappealable judgment, in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (ii) such LC Issuer’s willful failure to pay under any Facility LC issued by it after the presentation to it of a sight draft and certificate(s) strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuers and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the rate applicable to Floating Rate Advances, including any increase thereof pursuant to Section 2.11, from and after the applicable LC Payment Date. Each LC Issuer will pay to each Lender (other than any Defaulting Lender to the extent such Defaulting Lender has not provided Cash Collateral for the LC Issuers’ Fronting Exposure in respect thereof) ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by such LC Issuer, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to Section 2.20.5. Subject to the terms and conditions of this Agreement (including the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.
2.20.7    Obligations Absolute. Subject to and without limiting the last sentence hereof, (i) the Borrower’s obligations under this Section 2.20 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any LC Issuer, any Lender or any beneficiary of a Facility LC, (ii) the Borrower further agrees with the LC Issuers and the Lenders that the LC Issuers and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee, (iii) no LC Issuer shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC and (iv) the Borrower agrees that any action taken or omitted by any LC Issuer or Lender under or in connection with each Facility LC and the related drafts and documents shall be binding upon the Borrower and, if done without gross negligence, willful misconduct or material breach of this Agreement, shall not subject any LC Issuer or Lender to any liability to the Borrower in respect thereof. Nothing in this Section 2.20.7 is intended to limit the right of the Borrower to make a claim against the applicable LC Issuer for damages as contemplated by the second proviso to the first sentence of Section 2.20.6.
2.20.8    Actions of the LC Issuers. Each LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer. In the absence of (x) willful misconduct, gross negligence or material breach of this Agreement, as determined by a court of competent jurisdiction by final nonappealable judgment, by the applicable LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the applicable LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC, such LC Issuer shall be fully (i) justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, and (ii) protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.
2.20.9    Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, each LC Issuer and the Agent, their respective affiliates, and their and their affiliates’ respective directors, officers, agents and employees (each, an “indemnified person”) from and against any and all claims and damages, losses, liabilities, costs or expenses which any indemnified person may incur (or which may be claimed against such indemnified person by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including any claims, damages, losses, liabilities, costs or expenses which the applicable LC Issuer may incur by reason of or on account of the applicable LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the applicable LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any indemnified person for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct, gross negligence or material breach of this Agreement or the applicable Facility LC by such indemnified person, as determined by a court of competent jurisdiction by final nonappealable judgment, (y) the applicable LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC, or (z) the failure of any Lender to fulfill or comply with its obligations to any LC Issuer hereunder.
2.20.10    Lenders’ Indemnification. To the extent that the Borrower for any reason fails to pay any amount required under Section 2.20.9, each Lender shall, ratably in accordance with its Pro Rata Share, indemnify each indemnified person for such unpaid amount.
2.20.11    Facility LC Collateral Account. If the Borrower shall be required to provide Cash Collateral pursuant to Section 2.2, Section 2.20.1, Section 2.24.1(v) or Section 8.1.1, the Borrower agrees that it will immediately establish and maintain for so long as such Cash Collateral is required to be maintained a special collateral account pursuant to arrangements reasonably satisfactory to the Agent (the “Facility LC Collateral Account”) at the Agent’s office at the address specified pursuant to Article XIII, in the name of the Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which the Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders (including the LC Issuers), a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Wells Fargo having a maturity not exceeding thirty (30) days. Nothing in this Section 2.20.11 shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.
2.20.12    Rights as a Lender. In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.
2.20.13    Defaulting Lenders. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Agent, any LC Issuer (with a copy to the Agent), or the Swing Line Lender, the Borrower shall Cash Collateralize the Fronting Exposure of such LC Issuer and/or the Swing Line Lender (subject to the following sentence), as applicable, with respect to such Defaulting Lender (determined after giving effect to the reallocation provided in Section 2.24.1(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount equal to such Fronting Exposure or such higher amount agreed to by the Borrower, in each case in accordance with Section 2.20.11. As an option to providing Cash Collateral in respect of Swing Line Loans, the Borrower may prepay all Swing Line Loans as set forth in Section 2.7.

(i)
Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Agent, for the benefit of the LC Issuers and the Swing Line Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of LC Obligations and Swing Line Loans, to be applied pursuant to clause (ii) below. If at any time the Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Agent, the LC Issuers or the Swing Line Lender as herein provided, or that the total amount of such Cash Collateral is less than the amount of the Fronting Exposure for such Defaulting Lender (determined in accordance with the first paragraph of this Section 2.20.13), the Borrower will, promptly upon demand by the Agent, pay or provide to the Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii)
Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.20.13 or Section 2.24 in respect of Facility LCs shall be applied to the satisfaction of the Defaulting Lender’s unreallocated obligation to fund participations in respect of LC Obligations and Swing Line Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii)
Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of any LC Issuer or the Swing Line Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 2.20.13 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Agent, each LC Issuer and the Swing Line Lender that there exists Cash Collateral in excess of the Fronting Exposure of such Defaulting Lender (determined in accordance with the first paragraph of this Section 2.20.13), in which case, such Cash Collateral (in the case of clause (i) above) or excess amounts (in the case of clause (ii) above), as applicable, shall be returned to the Borrower upon its request therefor to the extent such Cash Collateral was provided by the Borrower; provided that, subject to Section 2.24 the Person providing Cash Collateral may agree that Cash Collateral in excess of such Fronting Exposure at any time shall be held to support future anticipated Fronting Exposure.

2.20.14    Replacement of an LC Issuer. Any LC Issuer may be replaced at any time by written agreement among the Borrower, the Agent, and the successor LC Issuer with notice thereof to the replaced LC Issuer. The Agent shall notify the Lenders of any such replacement of an LC Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced LC Issuer pursuant to Section 2.20.4. From and after the effective date of any such replacement, (A) the successor LC Issuer shall have all the rights and obligations of an LC Issuer under this Agreement with respect to Facility LCs to be issued by it thereafter and (B) references herein to the term “LC Issuer” shall be deemed to refer to such successor or to any previous LC Issuer, or to such successor and all previous LC Issuers, as the context shall require. After the replacement of an LC Issuer hereunder, the replaced LC Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an LC Issuer under this Agreement with respect to Facility LCs issued by it prior to such replacement, but shall not be required to issue additional Facility LCs.
2.21    Extension of Revolving Credit Termination Date. At any time prior to the date that is thirty (30) days prior to the Revolving Credit Termination Date, the Borrower shall have the option to request (such request, an “Extension Request”) an extension of the Revolving Credit Termination Date for an additional one-year period; provided that (a) no more than two (2) of such one-year extensions shall be permitted hereunder, and (b) after giving effect to any such extension, the extended Revolving Credit Termination Date shall not be a date later than the fifth anniversary of the effective date of such extension. Any election by a Lender to extend its Commitment will be at such Lender’s sole discretion and such Lender’s failure to respond to an Extension Request within fifteen (15) Business Days from the date of delivery of such Extension Request shall be deemed to be a refusal by such Lender to so extend its Revolving Credit Termination Date. Subject to the Agent’s receipt of written consents to such Extension Request from the Required Lenders, the Revolving Credit Termination Date shall be extended for an additional one-year period for each consenting Lender; provided that the Commitment of each non-consenting Lender (each a “Non-Extending Lender”) shall terminate on the previously effective Revolving Credit Termination Date (without giving effect to such Extension Request). All Obligations and other amounts payable hereunder to such Non‑Extending Lender shall become due and payable by the Borrower on the previously effective Revolving Credit Termination Date (without giving effect to such Extension Request) or the earlier replacement of such Non-Extending Lender pursuant to Section 2.19 and the Aggregate Commitment shall be reduced by the total Commitments of all Non-Extending Lenders expiring on such previously effective Revolving Credit Termination Date (without giving effect to such Extension Request) unless and until one or more lenders (including other Lenders) shall have agreed to assume a, or increase its, Commitment hereunder (in which case such portion of the Aggregate Commitment shall be reinstated pursuant to this Section). Each Non-Extending Lender shall be required to maintain its original Commitment up to the previously effective Revolving Credit Termination Date (without giving effect to such Extension Request) that such Non-Extending Lender had previously agreed upon.
The Borrower shall have the right at any time to replace each Non-Extending Lender with one or more institutions that are willing to grant the Extension Request (each, an “Additional Lender”) (including, at a lower or, subject to the following, higher Commitment level than that of the Non-Extending Lender(s) being so replaced) and that are either (i) existing Lenders (and, if any such Additional Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date) or (ii) that are not existing Lenders; provided that any such institution (x) must be an Eligible Assignee and (y) must become a Lender for all purposes under this Agreement pursuant to a joinder agreement in the form attached hereto as Exhibit D; provided that any replacement of one or more Non-Extending Lenders that results in a higher Aggregate Commitment than the Aggregate Commitment in effect prior to such Extension Request shall, to the extent of such excess, be effected pursuant to the requirements of Section 2.22.
2.22    Increase of Aggregate Commitment.
2.22.1    At any time subsequent to the Closing Date and prior to the Revolving Credit Termination Date, the Borrower shall have the right to request, in consultation with the Agent, and effectuate increases in the Aggregate Commitment without the consent of any Lender other than a Lender that is increasing its Commitment in connection with such request, which such Lender can be an existing Lender or a New Lender that is an Eligible Assignee, and in the case such request is made to any new Lender, the Agent, the Swing Line Lender and all LC Issuers (which consent in the case of the Agent, the Swing Line Lender and the LC Issuers shall not be unreasonably withheld or delayed); provided that (A) no Lender shall have any obligation to increase its Commitment, (B) unless the Agent otherwise consents, each such requested increase shall be in a minimum principal amount of $15,000,000 or, if less, the remaining amount permitted pursuant to clause (C) below, (C) in no event shall the aggregate amount of all such increases result in the Aggregate Commitment exceeding $600,000,000, (D) as of the date of such proposed increase, no Default or Unmatured Default shall have occurred and be continuing or would result from the proposed increase and (E) the Borrower shall have obtained all necessary corporate authorizations and governmental approvals in order to effect such increase.
2.22.2    The Agent shall promptly give notice of such requested increase to the Lenders.  Each Lender shall notify the Agent within ten (10) Business Days (or such longer period of time which may be agreed upon by the Agent and the Borrower and communicated to the Lenders) from the date of delivery of such notice to the Lenders whether or not it agrees to increase its Commitment and, if so, by what amount.  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.  The Agent shall notify the Borrower of the Lenders’ responses to each request made hereunder.  The Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in the form attached hereto as Exhibit D.
2.22.3    The Aggregate Outstanding Credit Exposure will be reallocated on the effective date of such increase among the Lenders in accordance with their revised Pro Rata Shares (and the Lenders agree to make all payments and adjustments necessary to effect the reallocation and the Borrower shall pay any and all costs required pursuant to Section 3.4 in connection with such reallocation as if such reallocation were a repayment).
2.23    Swing Line Loans.
2.23.1    Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 as well, from and including the date of this Agreement and prior to the Revolving Credit Termination Date, the Borrower may request and the Swing Line Lender shall, on the terms and conditions set forth in this Agreement, make Swing Line Loans to the Borrower from time to time in an aggregate principal amount not to exceed the Swing Line Limit; provided that at no time shall (a) the Aggregate Outstanding Credit Exposure at any time exceed the Aggregate Commitment or (b) the sum of (i) outstanding Swing Line Loans, plus (ii) the outstanding Revolving Loans made by the Swing Line Lender pursuant to Section 2.1, plus (iii) an amount equal to the Swing Line Lender’s ratable obligation to purchase participations in LC Obligations at such time, exceed the Swing Line Lender’s Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Revolving Credit Termination Date. Subject to the terms and conditions of this Agreement (including the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance (other than a Swing Line Loan) hereunder for the purpose of repaying any Swing Line Loan.
2.23.2    Borrowing Notice. The Borrower shall deliver to the Agent and the Swing Line Lender irrevocable notice (a “Swing Line Borrowing Notice”) not later than 2:00 p.m. on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $500,000 and in an integral multiple of $100,000 in excess thereof (or if less, the then remaining unused principal amount of the Swing Line Limit). The Swing Line Loans shall bear interest at the Swing Line Rate.
2.23.3    Making of Swing Line Loans. Promptly after receipt of a Swing Line Borrowing Notice, the Agent shall notify each Lender by fax, or other similar form of transmission, of the requested Swing Line Loan. Not later than 4:00 p.m. on the applicable

Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available in Charlotte, North Carolina, to the Agent at its address specified pursuant to Article XIII. The Agent will promptly make the funds so received from the Swing Line Lender available to the Borrower on the Borrowing Date to the Borrower’s account most recently designated pursuant to Section 2.8.
2.23.4    Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the Borrower on or before the fourteenth (14th) Business Day after the Borrowing Date for such Swing Line Loan; provided, that such payment shall not be made by the proceeds of any other Swing Line Loans. In addition, the Swing Line Lender (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the fourteenth (14th) Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender’s Pro Rata Share of such Swing Line Loan (including, and to the extent available, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than noon on the date of any notice received pursuant to this Section 2.23.4, each Lender shall make available its required Revolving Loan, in funds immediately available in Charlotte, North Carolina to the Agent at its address specified pursuant to Article XIII. Revolving Loans made pursuant to this Section 2.23.4 shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in Section 2.9 and subject to the other conditions and limitations set forth in this Article II. If for any reason any Swing Line Loan cannot be refinanced by such a borrowing of Revolving Loans, each Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice described in this Section 2.23.4, be deemed to, and each Lender hereby irrevocably and unconditionally agrees to, purchase for cash from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to such Lender’s Pro Rata Share of such Swing Line Loan. Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.23.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.23.4, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Agent of any amount due under this Section 2.23.4, such amount may be recovered from such Lender together with interest thereon at the greater of the Federal Funds Effective Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation for each day during the period commencing on the date of demand and ending on the date such amount is received, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. On the Revolving Credit Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans. Any outstanding Swingline Loans shall be paid in full with the proceeds of any Advance of Revolving Loan subsequently made under Section 2.1.
2.24    Defaulting Lenders.
2.24.1    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)
Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)
Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 11.1 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any LC Issuer or the Swing Line Lender hereunder; third, to Cash Collateralize the Fronting Exposure of each LC Issuer and/or the Swing Line Lender, as applicable, with respect to such Defaulting Lender in accordance with Section 2.20.13; fourth, as the Borrower may request (so long as no Default or Unmatured Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so requested by the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the future Fronting Exposure of any LC Issuer or the Swing Line Lender, as applicable, with respect to such Defaulting Lender with respect to future Facility LCs issued under this Agreement, or Swing Line Loans made under this Agreement, in accordance with Section 2.20.13; sixth, to the payment of any amounts owing to the Lenders, the LC Issuers or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any LC Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Facility LCs were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Aggregate Commitments without giving effect to Section 2.24.1(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.24.1(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)
Certain Fees. (A) Each Defaulting Lender shall be entitled to receive (and the Borrower shall be obligated to pay for the account of any such Defaulting Lender only) a Facility Fee for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Revolving Loans funded by it, and (2) its Pro Rata Share of the outstanding undrawn face amount of Facility LCs and Swing Line Loans for which it has provided Cash Collateral pursuant to Section 2.20.13.

(B)    Each Defaulting Lender shall be entitled to receive LC Fees (and the Borrower shall be obligated to pay for the account of any such Defaulting Lender only) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the portion of the undrawn face amount of Facility LCs for which it has provided Cash Collateral pursuant to Section 2.20.13.
(C)    With respect to any Facility Fee or LC Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such LC Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations and/or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each LC Issuer the amount of any such LC Fee otherwise payable to such Defaulting Lender to the extent allocable to such LC Issuer’s unreallocated or non-Cash Collateralized Fronting Exposure to such Defaulting Lender, if any, and (z) not be required to pay the remaining amount of any such Facility Fee or LC Fee.

(iv)
Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the

Outstanding Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)
Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the LC Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.20.13.

2.24.2    Defaulting Lender Cure. If the Borrower, the Agent, the Swing Line Lender and each LC Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Facility LCs and Swing Line Loans to be held pro rata by the Lenders in accordance with the Aggregate Commitments (without giving effect to Section 2.24.1(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.24.3    New Swing Line Loans/Facility LCs. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure with respect to such Defaulting Lender’s participation interest therein after giving effect to such Swing Line Loan and (ii) no LC Issuer shall be required to issue, extend, renew or increase any Facility LC unless it is satisfied that it will have no Fronting Exposure with respect to such Defaulting Lender’s participation interest therein after giving effect thereto.
2.25    Obligations of Lenders.
2.25.1    Funding by Lenders; Presumption by the Agent. Unless the Agent shall have received notice from a Lender prior to the proposed time of any borrowing that such Lender will not make available to the Agent such Lender’s share of such Advance, the Agent may assume that such Lender has made such share available on such date in accordance with the terms hereof and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (i) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to such Loans. If the Borrower and such Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Advance to the Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Agent.
2.25.2    Nature of Obligations of Lenders Regarding Extensions of Credit. The obligations of the Lenders under this Agreement to make the Loans or participate in Facility LCs are several and are not joint or joint and several. The failure of any Lender to make available its Pro Rata Share of any Advance requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Pro Rata Share of such Advance available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Pro Rata Share of such Advance available on the borrowing date.
ARTICLE III

YIELD PROTECTION; TAXES
3.1    Yield Protection.
3.1.1    Increased Costs Generally. If any Change in Law shall:

(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or any LC Issuer;

(ii)
subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes (other than Taxes measured by the overall capital or net worth of such Recipient) and (C) Other Connection Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)	impose on any Lender or LC Issuer or the London interbank market any other condition, cost or expense (other than Taxes or any reserve requirement then reflected in the LIBOR Rate) affecting this Agreement or Loans made by such Lender or any Facility LC or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting into, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or LC Issuer of participating in, issuing or maintaining any Facility LC (or of maintaining its obligation to participate in or to issue any Facility LC), or to reduce the amount of any sum received or receivable by such Lender or LC Issuer hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or LC Issuer, the Borrower shall promptly pay to any such Lender, LC Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, LC Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided that the Borrower shall not be required to pay any such amounts to any Lender under and pursuant to this Section which are owing as a result of any Specified Change if and to the extent such Lender is not at such time generally assessing such costs in a similar manner to other similarly situated borrowers with similar credit facilities.
3.1.2    Capital Requirements. If any Lender or LC Issuer determines that any Change in Law affecting such Lender or LC Issuer or any Lending Installation of such Lender or such Lender’s or LC Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or LC Issuer’s capital or on the capital of such Lender’s or LC Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Facility LCs or Swing Line Loans held by, such Lender, or the Facility LCs issued by any LC Issuer, to a level below that which such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or LC Issuer’s policies and the policies of such Lender’s or LC Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company for any such reduction suffered; provided that the Borrower shall not be required to pay any such amounts to any Lender under and pursuant to this Section which are owing as a result of any Specified Change if and to the extent such Lender is not at such time generally assessing such costs in a similar manner to other similarly situated borrowers with similar credit facilities.
3.1.3    Delay in Requests. Failure or delay on the part of any Lender or LC Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or LC Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or LC Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than ninety (90) days prior to the date that such Lender or LC Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or LC Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety-day period referred to above shall be extended to include the period of retroactive effect thereof).
3.2    Changed Circumstances Affecting LIBOR Rate Availability. In connection with any request for a Eurodollar Loan or a Floating Rate Loan as to which the interest rate is determined with reference to the Eurodollar Base Rate or a conversion to or continuation thereof, if for any reason (i) the Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the Eurodollar Base Rate for such Interest Period with respect to a proposed Eurodollar Loan or any Floating Rate Loan as to which the interest rate is determined with reference to the Eurodollar Base Rate or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the Eurodollar Base Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Agent shall promptly give notice thereof to the Borrower. Thereafter, until the Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make Eurodollar Loans or Floating Rate Loans as to which the interest rate is determined with reference to the Eurodollar Base Rate and the right of the Borrower to convert any Loan to or continue any Loan as a Eurodollar Loan or a Floating Rate Loan as to which the interest rate is determined with reference to the Eurodollar Base Rate shall be suspended, and (i) in the case of Eurodollar Loans, the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurodollar Loan together with accrued interest thereon (subject to Section 2.15), on the last day of the then current Interest Period applicable to such Eurodollar Loan; or (B) convert, without premium or penalty and without liability for any amounts payable pursuant to Section 3.4, the then outstanding principal amount of each such Eurodollar Loan to a Floating Rate Loan as to which the interest rate is not determined by reference to the Eurodollar Base Rate as of the last day of such Interest Period; or (ii) in the case of Floating Rate Loans as to which the interest rate is determined by reference to the Eurodollar Base Rate, the Borrower shall convert the then outstanding principal amount of each such Loan to a Floating Rate Loan as to which the interest rate is not determined by reference to the LIBOR Rate as of the last day of such Interest Period.
3.3    Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Installations) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Installations) to honor its obligations hereunder to make or maintain any Eurodollar Loans or any Floating Rate Loan as to which the interest rate is determined by reference to the Eurodollar Base Rate, such Lender shall promptly give notice thereof to the Agent and the Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make Eurodollar Loans or Floating Rate Loans as to which the interest rate is determined by reference to the Eurodollar Base Rate, and the right of the Borrower to convert any Loan or continue any Loan as a Eurodollar Loan or a Floating Rate Loan as to which the interest rate is determined by reference to Eurodollar Base Rate shall be suspended and thereafter the Borrower may select only Floating Rate Loans as to which the interest rate is not determined by reference to the Eurodollar Base Rate hereunder, (ii) all Floating Rate Loans shall cease to be determined by reference to the Eurodollar Base Rate and (iii) if any of the Lenders may not lawfully continue to maintain a Eurodollar Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Floating Rate Loan as to which the interest rate is not determined by reference to the Eurodollar Base Rate for the remainder of such Interest Period.
3.4    Funding Indemnification. If (i) any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, (ii) a Eurodollar Advance is not made on the date specified by the Borrower in a Borrowing Notice or a Conversion/Continuation Notice for any reason other than default by the Lenders, or (iii) a Eurodollar Advance is not prepaid on the date specified by the Borrower pursuant to Section 2.7 for any reason, then, except (a) as otherwise provided in this Agreement or (b) if arising in connection with a Lender becoming a Defaulting Lender or the replacement of such Lender pursuant to Section 2.19, for any such amounts that would be owing to such Lender, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance but excluding the Applicable Margin expected to be received by such Lender during the remainder of such Interest Period.
3.5    Taxes.
3.5.1    LC Issuers. For purposes of this Section 3.5, the term “Lender” includes any LC Issuer.
3.5.2    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
3.5.3    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

3.5.4    Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
3.5.5    Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this Section 3.5.5.
3.5.6    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.5, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
3.5.7    Status of Lenders.

(i)
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.5.7(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in such applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)	Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W‑8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed originals of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.
3.5.8    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.5.8 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.5.8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.5.8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
3.5.9    Survival. Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
3.6    Lender Statements; Survival of Indemnity. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall (unless the subject of a good faith dispute by the Borrower) be payable within fifteen (15) days after demand and receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.
3.7    Alternative Lending Installation. If any Lender requests compensation under Section 3.1, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.5, or is unable to fund or maintain Eurodollar Advances or Eurodollar Loans, as applicable, as a result of the circumstances described in Section 3.3, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Lending Installation for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.5 or remedy the circumstances described in Section 3.3, as the case may be, in the future, and (ii) would not in the reasonable judgment of such Lender subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. A Lender shall not be required to make any such delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such delegation cease to apply.

ARTICLE IV

CONDITIONS PRECEDENT
4.1    Initial Credit Extension. The effectiveness of this Agreement and the obligation of the Lenders to make the initial Credit Extension hereunder shall be subject to the satisfaction of the following conditions precedent and, if applicable, the delivery by the Borrower to the Agent of sufficient copies for the Lenders of:
4.1.1    Copies of the articles of incorporation of the Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.
4.1.2    Copies, certified by the secretary or assistant secretary of the Borrower, of its by‑laws and of its board of directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower is a party.
4.1.3    An incumbency certificate, executed by the secretary or assistant secretary of the Borrower, which shall identify by name and title and bear the signatures of the officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.
4.1.4    A certificate, signed by the chief financial officer or treasurer of the Borrower, stating that immediately after giving effect to this Agreement, the other Loan Documents and all the transactions contemplated herein and therein to occur on the Closing Date, (a) no Default or Unmatured Default has occurred and is continuing and (b) all representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects (or, if qualified as to materiality, in all respects) on and as of the date made (except to the extent such representations and warranties expressly speak to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (or, if qualified as to materiality, in all respects) on and as of such earlier date).
4.1.5    Written opinions of the Borrower’s counsel, in form and substance reasonably satisfactory to the Agent and addressed to the Agent and the Lenders.
4.1.6    A counterpart of this Agreement duly executed by the Borrower, together with duly executed Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.
4.1.7    The Agent shall have received a pay-off letter in form and substance reasonably satisfactory to it evidencing that all existing Indebtedness of the Borrower under the Existing Credit Agreement shall have be repaid in full and such Indebtedness and the commitment to lend thereunder shall have been terminated (other than contingent obligations and unasserted indemnification claims and the Existing Letters of Credit).
4.1.8    To the extent any Loan or Advance is requested to be made on the Closing Date, the Agent shall have received a Borrowing Notice duly executed by the Borrower, together with an Account Designation Letter.
4.1.9    Borrower shall have provided to the Agent and the Lenders, at least 5 Business Days prior to the Closing Date or such later date reasonably acceptable to the Agent, all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
4.1.10    The Borrower shall have paid (A) to the Agent, the Arrangers and the Lenders the fees set forth or referenced in Section 10.9 and (B) all invoiced fees, charges and disbursements of one counsel to the Agent (directly to such counsel if requested by the Agent) to the extent accrued and unpaid prior to or on the Closing Date in accordance with Section 9.6.
4.1.11    The Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.
The Agent shall promptly notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding on all parties hereto. Without limiting the generality of the provisions of the last paragraph of Section 10.3, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.2    Each Credit Extension. The Lenders shall not (except as set forth in Section 2.23.4 with respect to Revolving Loans for the purpose of repaying Swing Line Loans) be required to make any Credit Extension (including the initial Credit Extension hereunder but excluding for purposes of this Section 4.2 any conversion or continuation of any Loan or Advance) unless on the applicable Credit Extension Date:
4.2.1    There exists no Default or Unmatured Default.
4.2.2    The representations and warranties contained in Article V (other than representations and warranties set forth in Sections 5.5 and 5.7, which shall only be made and need only be true and correct on the Closing Date) are true and correct in all material respects (or, if qualified as to materiality, in all respects) as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (or, if qualified as to materiality, in all respects) on and as of such earlier date.
Each Borrowing Notice, Swing Line Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension (other than any conversion or continuation of any Loan or Advance) shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2.1 and 4.2.2 have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit A as a condition to making a Credit Extension (other than any conversion or continuation of a Loan or Advance).
ARTICLE V

REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lenders that:
5.1    Existence and Standing. Each of the Borrower and its Material Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction where the conduct of its business would require such qualification, except where the failure to be in good standing or have such authority could not reasonably be expected to have a Material Adverse Effect.
5.2    Authorization and Validity. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents (as in effect on the date that this representation is made or deemed made) and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents (as in effect on the date that this representation is made or deemed made) and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought at equity or in law).
5.3    No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will (i) violate or conflict with the Borrower’s or any Material Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by‑laws, or operating or other management agreement, as the case may be, or (ii)(a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Material Subsidiaries or (b) contravene or conflict with the provisions of any indenture, instrument or agreement to which the Borrower or any of its Material Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Material Subsidiary pursuant to the terms of any such indenture, instrument or agreement, except for any such violations, contraventions, conflicts or defaults which, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or, in the case of any such Lien, except for any such Lien which is not prohibited hereby. No material order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Material Subsidiaries, is required to be obtained by the Borrower or any of its Material Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations thereunder or the legality, validity, binding effect or enforceability of any of the Loan Documents.
5.4    Financial Statements. The annual consolidated financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 6.1.1 were prepared in accordance with GAAP and fairly present in all material respects the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the year then ended.
5.5    Material Adverse Change. On and as of the Closing Date, since December 31, 2016, except as (i) disclosed in the SEC Reports or (ii) disclosed to the Agent prior to the Closing Date and set forth on Schedule 3, there has been no change in the business, Property, financial condition, or results of operations of the Borrower and its Subsidiaries, on a consolidated basis, which could reasonably be expected to have a Material Adverse Effect.
5.6    Anti-Corruption Laws and Sanctions. None of the Borrower, any Subsidiary of the Borrower or any Affiliate of the Borrower, or to the knowledge of the Borrower, any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, (a) is a Sanctioned Person or is currently the subject or target of any Sanctions or (b) has taken any action that would result in a violation by such Persons of any Anti-Corruption Laws.
5.7    Litigation. On and as of the Closing Date, except as (i) disclosed in the SEC Reports or (ii) disclosed to the Agent prior to the Closing Date and set forth on Schedule 4, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of the initial Credit Extensions.
5.8    Subsidiaries. Schedule 1 contains an accurate list of all Material Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries.
5.9    Margin Stock. The Borrower is not engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U). No part of the proceeds of any of the Loans or Facility LCs will be used for purchasing or carrying margin stock or for any purpose which violates the provisions of Regulation U or Regulation X.
5.10    EEA Financial Institution. The Borrower is not an EEA Financial Institution.
5.11    Investment Company Act. The Borrower is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

ARTICLE VI

COVENANTS
During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:
6.1    Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to the Agent:
6.1.1    Within ninety (90) days after the close of each of its fiscal years, financial statements prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, statements of income and statements of cash flows, accompanied by an audit report, consistent with the requirements of the Securities and Exchange Commission, of a nationally recognized firm of independent public accountants or other independent public accountants reasonably acceptable to the Required Lenders.
6.1.2    Within forty-five (45) days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated statements of income and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, prepared in accordance with GAAP and certified by the chief financial officer or treasurer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of their respective dates, subject to normal year-end adjustments and the absence of footnotes.
6.1.3    Together with the financial statements required under Sections 6.1.1 and 6.1.2, a compliance certificate in substantially the form of Exhibit A signed by an Authorized Officer showing the calculations necessary to determine compliance with Sections 6.10(v) (if applicable) and 6.14 and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.
6.1.4    [Reserved.]

6.1.5    As soon as possible and in any event within ten (10) days after an Authorized Officer knows that any Reportable Event has occurred with respect to any Plan that could reasonably be expected to have a Material Adverse Effect, a statement, signed by an Authorized Officer, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.
6.1.6    From time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Lender, may reasonably request.
6.1.7    Promptly upon the filing thereof, copies of all registration statements (other than any registration statement on Form S-8 and any registration statement in connection with a dividend reinvestment plan, shareholder purchase plan or employee benefit plan) and reports on form 10-K, 10-Q or 8-K (or their equivalents) which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.
6.1.8    Promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable “know your customer” and Anti-Money Laundering rules and regulations (including the Act), as from time to time reasonably requested by the Agent or any Lender.
Information required to be delivered pursuant to these Sections 6.1.1, 6.1.2, 6.1.5 and 6.1.7 shall be deemed to have been delivered on the date on which the Borrower provides notice to the Agent that such information has been posted on the Securities and Exchange Commission website on the Internet at sec.gov, on the Borrower’s SyndTrak Online site or at another website identified in such notice and accessible by the Lenders without charge; provided that (i) such notice may be included in a certificate delivered pursuant to Section 6.1.3 and such notice or certificate shall also be deemed to have been delivered upon being posted to the Borrower’s SyndTrak Online site or such other website and (ii) the Borrower shall deliver paper copies of the information referred to in Sections 6.1.1, 6.1.2, 6.1.5 and 6.1.7 to any Lender which requests such delivery.
6.2    Use of Proceeds. The Borrower will use the proceeds of the Credit Extensions to refinance existing indebtedness and for working capital and general corporate purposes of the Borrower and its Subsidiaries, including commercial paper liquidity support, Facility LCs, acquisitions and distributions. The Borrower will not request any Credit Extension hereunder, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension hereunder (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
6.3    Notice of Default. The Borrower will deliver to the Agent within five (5) days after any Authorized Officer with responsibility relating thereto obtains knowledge of any Default or Unmatured Default and, if such Default or Unmatured Default is then continuing, a certificate of an Authorized Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.
6.4    Maintenance of Existence. The Borrower will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect their respective corporate or other legal existence and their respective rights, privileges and franchises material to the normal conduct of their respective businesses; provided that nothing in this Section 6.4 shall prohibit (i) any transaction permitted pursuant to Section 6.10 or (ii) the termination of any right, privilege or franchise of the Borrower or any Material Subsidiary or of the corporate or other legal existence of any Material Subsidiary or the change in form of organization of the Borrower or any Material Subsidiary which could not reasonably be expected to result in a Material Adverse Effect.
6.5    Taxes. The Borrower will, and will cause each Material Subsidiary to file all United States federal tax returns and all other material tax returns which are required to be filed, except where the failure to file such tax returns could not reasonably be expected to result in a Material Adverse Effect. The Borrower will, and will cause each Material Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except (i) where the failure to pay could not reasonably be expected to result in a Material Adverse Effect or (ii) those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are maintained in accordance with GAAP.
6.6    Insurance. The Borrower will, and will cause each Material Subsidiary to, maintain with financially sound and reputable insurance companies insurance on their Property in such amounts, subject to such deductibles and self-insurance retentions, and covering such risks as is consistent with sound business practice, and the Borrower will furnish to the Agent upon request full information as to the insurance carried.
6.7    Compliance with Laws. The Borrower will, and will cause each Material Subsidiary to, comply in all material respects with all laws, statutes, rules, regulations, orders, writs, judgments, injunctions, restrictions, decrees or awards of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property to which it may be subject including all Environmental Laws and all Applicable Laws involving transactions with, investments in or payments to Sanctioned Persons or Sanctioned Entities, except (i) where failure to so comply could not reasonably be expected to result in a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or (ii) the necessity of compliance therewith is being contested in good faith by appropriate proceedings.
6.8    Maintenance of Properties. Subject to Section 6.10, the Borrower will, and will cause each Material Subsidiary to keep its Property necessary and material to the operation of its business in good repair, working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
6.9    Inspection; Keeping of Books and Records. The Borrower will, and will cause each Material Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property (subject to such physical security requirements as the Borrower or the applicable Subsidiary may reasonably require), to examine and make copies of the books of accounts and other financial records of the Borrower and each Material Subsidiary (except to the extent that such access is restricted by law or by a bona fide non-disclosure agreement not entered into for the purpose of evading the requirements of this Section), and to discuss the affairs, finances and accounts of the Borrower and each Material Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable notice and at such reasonable times and intervals as the Agent or any Lender may designate; provided that with the exception of any such visit or inspection conducted during the continuance of a Default, such visits and inspections may be conducted no more frequently (in the aggregate among the Agent and the Lenders) than once in any twelve month period. The Borrower shall keep and maintain, and cause each of its Material Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries shall be made of all dealings and transactions in relation to their respective businesses and activities in sufficient detail as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP.
6.10    Fundamental Changes. The Borrower will not, nor will it permit any Material Subsidiary to, merge or consolidate with or into any other Person or sell, lease, transfer or otherwise dispose of all or substantially all of its assets (as used herein, including capital stock and/or other ownership interest) (collectively, “Disposition”), except, that (7) a Material Subsidiary may merge into the Borrower or another Material Subsidiary or any other Person (other than the Borrower) if after giving effect thereto such Person becomes a Material Subsidiary, (7) the Borrower may merge with another Person if (A) the Borrower is the corporation surviving such merger and (B) after giving effect thereto, no Default shall have occurred and be continuing, (7) Dispositions may be made to the Borrower or a Material Subsidiary (or a party that concurrently therewith will become a Material Subsidiary), (7) Dispositions may be made by a Material Subsidiary to another Person that concurrently therewith will become a Material Subsidiary, (7) Dispositions may be made of all or any portion of the assets or capital stock of (or other ownership interest in) any Enable Entity, or any Enable Entity may merge or consolidate with any Person, so long as during the period from the Closing Date to the date of such transaction the aggregate amount of Energy-Related Assets transferred by OG&E, either directly or indirectly, to any of the Enable Entities (i.e., calculated in the aggregate) and subsequently sold, transferred or otherwise disposed of to an unaffiliated third party shall not exceed 25% of the total assets of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP, as shown on the consolidated balance sheet of the Borrower and its Subsidiaries most recently delivered to the Lenders pursuant to Section 6.1.1 or 6.1.2, as applicable, prior to the date of determination, (7) Dispositions of accounts and receivables (and other related assets) pursuant to a Receivables Purchase Facility, (7) Dispositions of Designated Charges and other related assets in connection with the issuance of any Approved Cost Recovery Bonds and (7) Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 6.10; provided that (x) at the time of such Disposition, no Default shall exist or would result from such Disposition (after giving effect to this clause (viii)) and (y) the aggregate book value of all property disposed of in reliance on this clause (viii) from and after the Closing Date shall not exceed 15% of the greater of the total assets of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP, (x) as shown on the consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2016 and (y) as shown on the annual consolidated balance sheet of the Borrower and its Subsidiaries as of December 31 of the year ending (after December 31, 2016) immediately prior to such disposition; provided, however, that any Disposition pursuant to Section 6.10(viii) shall be for fair market value as determined in good faith by the applicable board of directors or other governing body. No such Dispositions of the types described in clauses (i)-(viii) of the previous sentence shall in any event be prohibited under this Section 6.10, nor shall any Disposition permitted pursuant to clauses (i) through (vii) above be considered in any determination as to whether any other single or series of Dispositions constituted a sale by the Borrower or any Material Subsidiary of all or substantially all of its assets; provided that when evaluating whether a Disposition (other than a Disposition permitted pursuant to clauses (i)-(vii) above) constitutes a Disposition of all or substantially all of the assets of such Person, such determination shall be made on the basis of the relevant assets of such Person and its subsidiaries making such Disposition, excluding for such purpose, such Person’s interests, if any, in the equity or assets of the Enable Entities (as if such interests in such equity or assets had never been owned by such Person).
6.11    [Reserved].
6.12    Liens. The Borrower will not, nor will it permit any Material Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Material Subsidiaries, except:
6.12.1    Liens for taxes, assessments or governmental charges or levies on its Property (i) not yet due or delinquent (after giving effect to any applicable grace period) or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP.
6.12.2    Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, interest owner’s of oil and gas production and mechanics’ liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP.
6.12.3    Liens, including Liens imposed by Environmental Laws, which (i) do not secure Indebtedness, (ii) do not secure any obligation in an amount exceeding (x) collectively, with respect to the Borrower and OG&E and their Material Subsidiaries (other than the Enable Entities), $100,000,000 and (y) $50,000,000 with respect to the Enable Entities, in each case at any time at which Investment Grade Status does not exist and (iii) do not in the aggregate materially detract from the value of its assets (other than to the extent of such Lien) or materially impair the use thereof in the operation of its business.
6.12.4    Liens arising out of pledges or deposits, surety bonds or performance bonds, in each case relating to or under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

6.12.5    Liens existing on the date hereof and described in Schedule 2.
6.12.6    Deposits securing liability to insurance carriers under insurance or self-insurance arrangements.
6.12.7    Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature or arising as a result of progress payments under government contracts, in each case incurred in the ordinary course of business.
6.12.8    Easements (including reciprocal easement agreements and utility agreements), reservations, rights-of-way, covenants, consents, reservations, encroachments, variations, charges, restrictions, survey exceptions and other similar encumbrances as to real property of the Borrower and its Subsidiaries which do not materially interfere with the conduct of the business of the Borrower or such Subsidiary conducted at the property subject thereto.
6.12.9    Liens existing on property or assets at the time of acquisition thereof by the Borrower or a Subsidiary; provided that (i) such Liens existed at the time of such acquisition and were not created in anticipation thereof, and (ii) any such Lien does not encumber any other property or assets (other than additions thereto, proceeds thereof and property in replacement or substitution thereof).
6.12.10    Liens existing on property or assets of a Person which is merged or consolidated with or into the Borrower or any Subsidiary, or otherwise becomes a Subsidiary; provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof, and (ii) any such Lien does not encumber any other property or assets of the Borrower or any of its Subsidiary (other than additions thereto, proceeds thereof and property in replacement or substitution thereof).
6.12.11    Liens arising by reason of any judgment, decree or order of any court or other governmental authority which do not result in a Default.
6.12.12    Leases and subleases of real property owned or leased by the Borrower or any Subsidiary not materially interfering with the ordinary conduct of the business of the Borrower and the Subsidiaries.
6.12.13    Liens securing Indebtedness (including Capitalized Lease Obligations) of the Borrower and its Subsidiaries incurred to finance the acquisition, repair, construction, development or improvement of fixed or capital assets; provided that such Liens shall be created substantially simultaneously with or within 12 months of the acquisition or completion of repair, construction, development or improvement of such fixed or capital assets.
6.12.14    Liens in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of

America or any state thereof, or for the benefit of holders of securities issued by any such entity, to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price of the cost of the repair, construction, development or improvement of any fixed or capital assets; provided that such Liens shall be created substantially simultaneously with or within 12 months of the acquisition or completion of repair, construction, development or improvement of such fixed or capital assets.
6.12.15    Liens securing Indebtedness of the Borrower to a Subsidiary or of a Subsidiary to the Borrower or another Subsidiary.
6.12.16    Liens arising in connection with a Receivables Purchase Facility.
6.12.17    Liens created or assumed by the Borrower or a Subsidiary on any contract for the sale of any product or service or any proceeds therefrom (including accounts and other receivables) or related to the operation or use of any acquired property and created not later than 18 months after the later of the date such acquisition or the commencement of full operation of such property.
6.12.18    Liens created by a Subsidiary on advance payment obligations by such Subsidiary to secure indebtedness incurred to finance advances for oil, gas hydrocarbon and other mineral exploration and development.
6.12.19    Cash collateral and other Liens securing obligations of any Subsidiary incurred in the ordinary course of its energy marketing business.
6.12.20    Liens securing obligations, neither assumed by the Borrower or any Subsidiary nor on account of which the Borrower or any Subsidiary customarily pays interest, upon real estate or under which the Borrower or any Subsidiary has a right-of-way, easement, franchise or other servitude or of which the Borrower or any Subsidiary is the lessee of the whole thereof or any interest therein for the purpose of locating pipe lines, substations, measuring stations, tanks, pumping or delivery equipment or similar equipment.
6.12.21    Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a depository institution and Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction.
6.12.22    Renewals, extensions and replacements of the Liens permitted under Sections 6.12.5, 6.12.9, 6.12.10, 6.12.13, 6.12.14, 6.12.17 and 6.12.18; provided that no such Lien shall as a result thereof cover any additional assets (other than additions thereto and property in replacement or substitution thereof).
6.12.23    Liens granted to the Agent, for the benefit of the Lenders, in respect of any Cash Collateral.

6.12.24    Liens on deposits required by any Person with whom the Borrower or any of its Subsidiaries enter into any swap, forward, future or derivative transaction or option or similar agreement or any credit support therefor, in each case, for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated.
6.12.25    Liens on applicable Designated Charges securing Approved Cost Recovery Bonds.
6.12.26    Liens not described in or otherwise permitted by Sections 6.12.1 through 6.12.25, inclusive, securing Indebtedness or other obligations of the Borrower (other than Indebtedness or other obligations of the Borrower owed to any Subsidiary) and/or securing Indebtedness or other obligations of the Borrower’s Subsidiaries (other than Indebtedness or other obligations of any Subsidiary owed to the Borrower or any other Subsidiary), in an aggregate outstanding amount not to exceed ten percent (10%) of the consolidated assets of the Borrower and its Subsidiaries at the time of such incurrence.
6.13    Affiliates. The Borrower will not, and will not permit any Material Subsidiary to, enter into any transaction (including the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the Borrower and its Subsidiaries) except upon fair and reasonable terms no less favorable to the Borrower or such Material Subsidiary than the Borrower or such Material Subsidiary would obtain in a comparable arms‑length transaction; provided that this Section 6.13 shall not prohibit (i) dividends on or other distributions on account of any class of stock of the Borrower or any Subsidiary, (ii) any transaction subject to the jurisdiction, approval, consent or oversight of any regulatory body or compliance with any applicable regulation, rule or guideline of any such regulatory body, (iii) arrangements among Affiliates relating to employment, administrative, IT or management services authorized by the Borrower’s or such Material Subsidiary’s organizational documents or board of directors or other governing body (or committee thereof) or (iv) transactions with Enable pursuant to contractual arrangements in effect as of the Closing Date and disclosed (including on the Schedules hereto) or otherwise publicly available to the Lenders, including pursuant to filings by the Borrower and/or Enable Midstream Partners, LP with the SEC (or no less favorable to the Borrower and its Material Subsidiaries, taken as a whole, than such existing arrangements).
6.14    Leverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated Indebtedness to (ii) Consolidated Capitalization to be greater than 0.65 to 1.0.
ARTICLE VII

DEFAULTS
The occurrence of any one or more of the following events shall constitute a Default:
7.1    Any representation or warranty made or deemed made by or on behalf of the Borrower under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be incorrect or untrue in any material respect when made or deemed made.
7.2    Nonpayment of (i) principal of any Loan when due, (ii) any Reimbursement Obligation within five (5) Business Days after the same becomes due, (iii) interest upon any Loan or of any fee under any of the Loan Documents within five (5) Business Days after the same becomes due or (iv) any other obligation or liability under this Agreement or any other Loan Document within thirty (30) days after the same becomes due.
7.3    The breach by the Borrower of any of the terms or provisions of Section 6.2, 6.3 (provided that such Default shall be deemed automatically cured or waived upon the delivery of such notice or the cure or waiver of the related Unmatured Default or Default, as applicable), 6.4 (with respect to the Borrower’s or any Material Subsidiary’s existence), 6.10, 6.12, 6.13 or 6.14.
7.4    The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice is given to the Borrower by the Agent or any Lender.
7.5    (i) Failure of the Borrower or any of its Material Subsidiaries to pay when due (after any applicable grace period) any Material Indebtedness; (ii) the Borrower or any Material Subsidiary shall default (after the expiration of any applicable grace period) in the observance or performance of any covenant or agreement relating to any Material Indebtedness and as a result thereof such Material Indebtedness shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; provided that the foregoing shall not apply to any mandatory prepayment or optional redemption of any Indebtedness which would be required to be repaid in connection with the consummation of a transaction by the Borrower or any such Material Subsidiary not prohibited pursuant to this Agreement; or (iii) the Borrower or any of its Material Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.
7.6    The Borrower or any of its Material Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (v) fail to contest within the applicable time period any appointment or proceeding described in Section 7.7.
7.7    Without the application, approval or consent of the Borrower or any of its Material Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Material Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Material Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) consecutive days.
7.8    A judgment or other court order for the payment of money in excess of $100,000,000 (net of any amounts paid or covered by independent third party insurance as to which the relevant insurance company does not dispute coverage) shall be rendered against the Borrower or any Material Subsidiary and such judgment or order shall continue without being vacated, discharged, satisfied or stayed or bonded pending appeal for a period of forty-five (45) days.
7.9    The Unfunded Liabilities of all Single Employer Plans could in the aggregate reasonably be expected to result in a Material Adverse Effect or any Reportable Event shall occur in connection with any Plan that could reasonably be expected to have a Material Adverse Effect.
7.10    Any Change in Control shall occur.
7.11    The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred, pursuant to Section 4201 of ERISA, withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), could reasonably be expected to result in a Material Adverse Effect.
7.12    The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is being terminated, within the meaning of Title IV of ERISA, if such termination could reasonably be expected to result in a Material Adverse Effect.
7.13    Any material portion of this Agreement or any Note shall fail to remain in full force or effect or any action shall be taken by the Borrower to assert the invalidity or unenforceability of any such Loan Document.
ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
8.1    Acceleration/Remedies.
8.1.1    (i)    If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders (including the Swing Line Lender) to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, any LC Issuer or any Lender, and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time minus (y) the amount on deposit in the Facility LC

Collateral Account at such time which is free and clear of all rights and claims of third parties (other than the Agent and the Lenders) and has not been applied against the Obligations (the “Collateral Shortfall Amount”). If any other Default occurs, the Agent, upon the request of the Required Lenders, shall, or with the consent of the Required Lenders, may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to deposit (a “Funding Demand”), and the Borrower will forthwith upon such demand and without any further notice or act deposit with the Agent the Collateral Shortfall Amount which funds shall be deposited in the Facility LC Collateral Account.
(ii)    If at any time while any Default is continuing with respect to which the Required Lenders have made a Funding Demand, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to deposit, and the Borrower will, forthwith upon such demand and without any further notice or act, deposit with the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.
(iii)    At any time following the acceleration of the Obligations pursuant to Section 8.1.1 (but subject to Section 2.20.13(iii)), the Agent, at the request of or with the consent of the Required Lenders, may at any time or from time to time after funds are deposited in the Facility LC Collateral Account apply such funds to the payment of the Obligations.
(iv)    Except as provided in Section 2.20.13(iii), neither the Borrower nor any Person claiming on behalf of or through the Borrower shall, unless the Required Lenders shall otherwise consent, have any right to withdraw any of the funds held in the Facility LC Collateral Account. In addition to the Borrower’s right to request the return of excess cash in the Facility LC Collateral Account pursuant to Section 2.20.13(iii), after all of the Obligations have been paid in full (other than contingent indemnification obligations) and the Revolving Credit Termination Date has occurred, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.
(v)    If, after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation of the LC Issuers to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

8.1.2    In the event that the Obligations have been accelerated pursuant to Section 8.1.1, all payments received by the Lenders upon the Obligations and all net proceeds from the enforcement of the Obligations shall be applied:
FIRST, to the payment of all fees, reasonable out of pocket costs and expenses (including reasonable attorneys’ fees) of the Agent in its capacity as such, the LC Issuers in their capacity as such, and the Swingline Lender in its capacity as such, ratably among the Agent, LC Issuers, and Swingline Lender in proportion to the respective amounts described in this clause “FIRST” owing to them;
SECOND, to the payment of all fees, reasonable out of pocket costs and expenses (including reasonable attorneys’ fees) of the Lenders in connection with enforcing the rights of the Lenders under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause “SECOND” owing to them;
THIRD, to the payment of all accrued interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause “THIRD” owing to them;
FOURTH, to the payment of the outstanding principal amount of the Loans and Reimbursement Obligations, and to the Agent for the account of the LC Issuers to Cash Collateralize any LC Obligations then outstanding, ratably among the Lenders and the LC Issuers in proportion to the respective amounts described in this clause “FOURTH” payable to them;
FIFTH, to all other obligations which shall have become due and payable under the Loan Documents and not repaid pursuant to clauses “FIRST” through “FOURTH” above; and
SIXTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.
In carrying out the foregoing, amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category. To the extent that any amounts available for distribution pursuant to clause “FOURTH” above are attributable to the issued but undrawn amount of outstanding Facility LCs, such amounts shall be held by the Agent in the Facility LC Collateral Account and applied (i) first, to reimburse the applicable LC Issuer from time to time for any drawings under such Facility LCs and (ii) then, following the expiration of all Facility LCs, to all other obligations of the types described in clauses “FOURTH”, “FIFTH,” and “SIXTH” above in the manner provided in this Section 8.1.2.
8.2    Amendments. Subject to the provisions of this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided that no such supplemental agreement shall, without the consent of all of the Lenders affected thereby:
8.2.1    Except as specifically provided in this Agreement, extend the final maturity of any Loan or postpone any regularly scheduled payment of principal of any Loan or any Reimbursement Obligation, or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon (other than a waiver or rescission of the application of the default rate of interest pursuant to Section 2.11 or an acceleration pursuant to Section 8.1).
8.2.2    Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters, or amend the definition of “Pro Rata Share”.
8.2.3    Except as specifically provided in this Agreement, (i) extend the Revolving Credit Termination Date, or (ii) reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or (iii) increase the amount of the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or (iv) permit the Borrower to assign its rights or obligations under this Agreement.
8.2.4    Amend this Section 8.2 or Section 7.2, 8.1.2 or 9.6 or Article XI.
No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, no amendment of any provision of this Agreement relating to the Swing Line Lender or any Swing Line Loans shall be effective without the written consent of the Swing Line Lender and no amendment of any provision relating to any LC Issuer shall be effective without the written consent of such LC Issuer. The Agent may waive payment of the fee required under Section 12.3.3 without obtaining the consent of any other party to this Agreement. For the avoidance of doubt, any Fee Letters may be amended by the parties thereto without the consent of any other party.
8.3    Preservation of Rights. The enumeration of the rights and remedies of the Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Default. No course of dealing between the Borrower, the Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Default. No waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan

Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations (other than contingent indemnification obligations or Obligations which have been Cash Collateralized in accordance with the terms hereof) have been paid in full.
ARTICLE IX

GENERAL PROVISIONS
9.1    Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.
9.2    Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no LC Issuer or any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.
9.3    Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.
9.4    Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than those contained in the fee letters described in Section 10.9 which shall survive and remain in full force and effect during the term of this Agreement.
9.5    Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns; provided that the parties hereto expressly agree that each Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.9 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.
9.6    Expenses; Indemnification.
9.6.1    The Borrower shall reimburse the Agent and each Arranger for any reasonable costs, internal charges and out‑of‑pocket expenses (including reasonable fees and time charges of attorneys and paralegals for the Agent, which attorneys may be employees of the Agent, but limited to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all such parties (taken as a whole) and, if reasonably necessary, a single local counsel for all such parties (taken as a whole) in each relevant jurisdiction and with respect to each relevant specialty, and in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected indemnified parties similarly situated and taken as whole) and reasonable expenses of and fees for other advisors and professionals engaged by the Agent or any Arranger) paid or incurred by the Agent or any Arranger in connection with the investigation, preparation, negotiation, documentation, execution, delivery, syndication, distribution (including via the internet), review, amendment, modification and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Syndication Agent, the Co-Documentation Agents, the Arrangers and the Lenders for any costs, internal charges and out‑of‑pocket expenses (including attorneys’ and paralegals’ fees and time charges and expenses of attorneys and paralegals for the Agent, the Syndication Agent, the Co-Documentation Agents, the Arrangers and the Lenders, which attorneys and paralegals may be employees of the Agent, the Syndication Agent, the Co-Documentation Agents, the Arrangers or the Lenders) paid or incurred by the Agent, the Syndication Agent, the Co-Documentation Agents, the Arrangers or any Lender in connection with the collection and enforcement of the Loan Documents.
9.6.2    The Borrower hereby further agrees to indemnify the Agent, the Syndication Agent, the Co-Documentation Agents, the Arrangers, each Lender, their respective affiliates, and each of their directors, officers and employees (each such Person being called an “Indemnitee”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including all expenses of litigation or preparation therefor whether or not such Indemnitee is a party thereto, and all reasonable attorneys’ and paralegals’ fees, reasonable time charges and reasonable expenses of attorneys and paralegals of such Indemnitee, which attorneys and paralegals may or may not be employees of such Indemnitee, but limited to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all indemnified parties (taken as a whole) and, if reasonably necessary, a single local counsel for all indemnified parties (taken as a whole) in each relevant jurisdiction and with respect to each relevant specialty, and in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected indemnified parties similarly situated and taken as whole) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent such losses, claims, damages, penalties, judgments, liabilities or expenses (1) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or material breach of this Agreement by such Indemnitee or (2) result from a claim not involving an act or omission by the Borrower or any of its Affiliates or its Affiliates’ officers, directors, employees or equityholders (other than subject to clause (1) of this proviso) that is brought by an Indemnitee against any other Indemnitee (other than any action, suit or claim against the Agent and/or the Arrangers in their capacities as such). The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement. In no event shall this clause (ii) operate to expand the obligations of the Borrower under the first sentence of clause (i) above to require the Borrower to reimburse or indemnify the Lenders, the Syndication Agent or the Co‑Documentation Agents for any amounts of the type described therein.

9.7    Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders, to the extent that the Agent deems necessary.
9.8    Accounting. Except as provided to the contrary herein, all accounting terms used in the calculation of any financial covenant or test shall be interpreted and all accounting determinations hereunder in the calculation of any financial covenant or test shall be made in accordance with Agreement Accounting Principles.
9.9    Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
9.10    Nonliability; Waiver of Consequential Damages. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that (i) the relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender, (ii) neither the Agent nor any Arranger or Lender shall have any advisory, agency, or fiduciary responsibilities to the Borrower, (iii) the facilities provided for hereunder and any related arranging or other services in connection therewith are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Agent, the Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents, (iv) in connection with the process leading to such transaction, each of the Agent, the Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (v) the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Agent, the Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship, and (vi) the Agent, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and the Borrower has consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Neither the Agent nor any Arranger or Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that neither the Agent nor any Arranger or Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless such losses resulted from the gross negligence, willful misconduct or material breach of this Agreement by the party from which recovery is sought. Each party hereto agrees that no other party hereto shall have any liability with respect to, and each party hereto hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by such Person in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby; provided that this waiver shall in no way limit the Borrower’s indemnification obligations in Section 9.6.2 to the extent of any third-party claim for any of the foregoing.
9.11    Confidentiality. Each of the Agent and the Lenders agrees that any Information (as defined below) delivered or made available to it shall (i) be kept confidential, (ii) be used solely in connection with evaluating, approving, structuring, administering or enforcing the credit facility contemplated hereby and (iii) not be provided to any other Person; provided that nothing in clauses (i) and (iii) above shall prevent the Agent or any Lender from disclosing such information (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives in connection herewith (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, Participant or proposed Participant or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent, any Lender, any LC Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower, its Affiliates or any of the foregoing’s, employees, officers, equityholders, directors, attorneys, partners or agents and which is not known to be subject to a duty of confidentiality to the Borrower or its Affiliates (unless and until such Person is made aware of the confidential nature of such information, if any) or (j) to governmental regulatory authorities in connection with any regulatory examination of the Agent or any Lender or in accordance with the Agent’s or any Lender’s regulatory compliance policy if the Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Agent or such Lender or any of its subsidiaries or affiliates; provided that in the case of any disclosure made pursuant to clause (b), (c) or (j), the disclosing party shall (to the extent practicable and to the extent legally permitted to do so) notify the Borrower thereof sufficiently in advance thereof to permit the Borrower to contest the need for or to limit the scope of such disclosure. For purposes of this Section, “Information” means all information received from the Borrower (including, for all purposes of this definition, any of its Affiliates or any of their respective officers, directors, employees, equityholders, partners or agents) relating to the Borrower or any Affiliate thereof or any of their respective businesses, assets, properties, operations, products, results or condition (financial or otherwise) other than (i) any such information that is received by the Agent, any Lender or any LC Issuer from a source other than the Borrower and which is not known to be subject to a duty of confidentiality to the Borrower or its Affiliates (unless and until such Person is made aware of the confidential nature of such information, if any), (ii) information that is publicly available other than as a result of the breach of a duty of confidentiality by such Person or its Related Parties or by another Person known by any of the foregoing to be subject to such a duty of confidentiality, (iii) information already known to or, other than information described in clause (i) above, in the possession of the Agent, any Lender or any LC Issuer prior to its disclosure by the Borrower, or (iv) information that is independently developed, discovered or arrived at by the Agent, any Lender or any LC Issuer. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
9.12    Lenders Not Utilizing Plan Assets. Each Lender represents and warrants that none of the consideration used by such Lender to make its Loans constitutes for any purpose of ERISA or Section 4975 of the Code assets of any “plan” as defined in Section 3(3) of ERISA or Section 4975 of the Code and the rights and interests of such Lender in and under the Loan Documents shall not constitute such “plan assets” under ERISA.
9.13    Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) for the repayment of the Credit Extensions provided for herein.
9.14    Disclosure. The Borrower and each Lender, including the LC Issuers, hereby acknowledge and agree that Wells Fargo and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.
9.15    USA Patriot Act. The Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.
9.16    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
9.16.1    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
9.16.2    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
ARTICLE X

THE AGENT
10.1    Appointment and Authority. Each of the Lenders and the LC Issuers hereby irrevocably designates and appoints Wells Fargo to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent, the Lenders and the LC Issuers, and neither the Borrower nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.
10.2    Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.
10.3    Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:
10.3.1    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
10.3.2    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or Applicable Law; and
10.3.3    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.
The Agent shall not be liable for any action taken or not taken by it (i) as to any Lender, with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.2) or (ii) in the absence of its own gross negligence, willful misconduct or material breach of this Agreement as determined by a court of competent jurisdiction by final nonappealable judgment. The Agent shall be deemed not to have knowledge of any Default or Unmatured Default unless and until notice describing such Default or Unmatured Default is given to the Agent by the Borrower, a Lender or an LC Issuer.
The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Unmatured Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.
10.4    Reliance by the Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Facility LC, that by its terms must be fulfilled to the satisfaction of a Lender or an LC Issuer, the Agent may presume that such condition is satisfactory to such Lender or LC Issuer unless the Agent shall have received notice to the contrary from such Lender or LC Issuer prior to the making of such Loan or the issuance of such Facility LC. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.5    Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents selected and appointed by the Agent with reasonable care. The Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facility evidenced hereby as well as activities as Agent.
10.6    Resignation of Agent.
10.6.1    The Agent may at any time give not less than 45 days’ prior written notice of its resignation to the Lenders, the LC Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower (and so long as no Default shall have occurred and be continuing, subject to the approval of the Borrower, such approval not to be unreasonably withheld or delayed (it being understood and agreed that if such proposed successor Agent is unwilling or unable to be appointed as the successor Swing Line Lender or LC Issuer, as applicable, it shall not be unreasonable for the Borrower to withhold its consent)), to appoint a successor from among the Lenders, which shall be a bank with an office in the United States having capital and retained earnings of at least $100,000,000, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the LC Issuers, appoint a successor Agent meeting the qualifications set forth above provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and LC Issuer directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.6 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.6, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.
10.6.2    Any resignation by Wells Fargo as Agent pursuant to this Section shall, unless otherwise agreed, also constitute its resignation (as of the effective date of its resignation as Agent pursuant to Section 10.6.1) as an LC Issuer and Swing Line Lender (but, in the case of the LC Issuer, only with respect to any Facility LCs issued after such date of resignation). Upon the acceptance of a successor’s appointment as Agent hereunder (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring LC Issuer and Swing Line Lender, (b) the retiring LC Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations in such capacities hereunder or under the other Loan Documents, and (c) after such acceptance, the successor LC Issuer shall use commercially reasonable efforts to issue letters of credit in substitution for the Facility LCs issued by the retiring LC Issuer, if any, outstanding at the time of such succession.
10.7    Non-Reliance on Agent and Other Lenders. Each Lender and LC Issuer acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and LC Issuer also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
10.8    No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Syndication Agents, Co‑Documentation Agents, or Arrangers listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent, a Lender or an LC Issuer hereunder.
10.9    Agent, Arrangers and Co-Documentation Agent Fees. The Borrower agrees to pay to the Agent, each Arranger and each Co-Documentation Agent, for their respective accounts, the fees agreed to by the Borrower, the Agent, such Arranger and such Co‑Documentation Agent pursuant to those certain letter agreements dated on or about February 8, 2017, or as otherwise agreed from time to time.
10.10    Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent, the Syndication Agent, the Co-Documentation Agents, and any other Indemnitee related to any of the foregoing, ratably in proportion to the Lenders’ Pro Rata Shares of the Aggregate Commitment (or, if the Aggregate Commitment has been terminated, of the Outstanding Credit Exposure) for any amounts not reimbursed by the Borrower (i) for which the Agent, the Syndication Agent, any Co‑Documentation Agent, or any other Indemnitee related to any of the foregoing is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent, the Syndication Agent, or any Co‑Documentation Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including for any expenses incurred by the Agent or the Syndication Agent in connection with any dispute between the Agent or the Syndication Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent, the Syndication Agent, any Co‑Documentation Agent, or any other Indemnitee related to any of the foregoing in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including for any such amounts incurred by or asserted against the Agent, the Syndication Agent, any Co‑Documentation Agent, or any other Indemnitee related to any of the foregoing in connection with any dispute between the Agent, the Syndication Agent, the Co-Documentation Agents and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents; provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, willful misconduct, or material breach of this Agreement by the party seeking indemnification and (ii) any indemnification required pursuant to Section 3.4 shall, notwithstanding the provisions of this Section 10.10, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.10 shall survive payment of the Obligations and termination of this Agreement.
10.11    Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law, the Lenders hereby agree that the Agent (irrespective of whether the principal of any Loan or LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise for and on behalf of the Lenders:
10.11.1    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the LC Issuers and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the LC Issuers and the Agent and their respective agents and counsel and all other amounts due the Lenders, the LC Issuers and the Agent under Sections 2.5, 2.20.4, 9.6 and 10.9) allowed in such judicial proceeding; and
10.11.2    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and LC Issuer to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders and the LC Issuers, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.5, 9.6 and 10.9.

ARTICLE XI

SETOFF; RATABLE PAYMENTS
11.1    Setoff. In addition to, and without limitation of, any rights of the Lenders under Applicable Law, from and after the date that the Obligations have been accelerated pursuant to Section 8.1.1 (and for so long as such acceleration has not been rescinded by the Required Lenders), any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.24 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent, the LC Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender and LC Issuer agrees to notify the Borrower and the Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.2    Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than (i) payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5, (ii) payments in accordance with Section 2.21 to any Lender which has not extended its Commitment pursuant to such Section and (iii) payments to which the LC Issuers or the Swing Line Lender are entitled under Section 2.20.6 or 2.23.4, as applicable) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.
ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
12.1    Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat each Lender which made any Credit Extension or which holds any Note as the owner thereof for all purposes hereof unless and until such Lender complies with Section 12.3; provided that the Agent may in its discretion (but shall not be required to) follow instructions from the Lender which made any Credit Extension or which holds any Note to direct payments relating to such Credit Extension or Note to another Person. Any assignee of the rights to any Credit Extension or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Lender, who at the time of making such request or giving such authority or consent is the owner of the rights to any Credit Extension (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Credit Extension.
12.2    Participations.
12.2.1    Permitted Participants; Effect. Any Lender may at any time, without the consent of, or notice to, the Borrower, Agent, Swing Line Lender or any LC Issuer, sell participations to any Person (other than a natural Person, the Borrower or any of the Borrower’s Affiliates or Subsidiaries or, unless a Default has occurred and is continuing, (x) any competitor of the Borrower or any of its Subsidiaries or (y) any other company engaged in the business of selling or distributing energy products) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents, if any, shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents and all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interest and (iv) the Borrower, the Agent, the LC Issuers and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.10 with respect to any payments made by such Lender to its Participant(s).
12.2.2    Voting Rights. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of this Agreement other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2.
12.2.3    Benefit of Certain Provisions. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 (subject to the requirements and limitations therein, including the requirements under Section 3.5.7 (it being understood that the documentation required under Section 3.5.7 shall be delivered to the participating Lender who shall deliver such documentation to the Borrower and the Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3; provided that such Participant (A) agrees to be subject to the provisions of Section 3.7 as if it were an assignee under Section 12.3; and (B) shall not be entitled to receive any greater payment under Section 3.1 or 3.5, with respect to any participation, than its participating Lender would have been entitled to receive. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use commercially reasonable efforts to require such Participant comply with the provisions of Sections 2.19 and 3.7 as if it were a Lender and to cooperate with the Borrower in enforcing such provisions against such Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.1 as though it were a Lender; provided that such Participant agrees to be subject to Section 11.2 as though it were a Lender.
12.2.4    Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
12.3    Assignments.
12.3.1    Permitted Assignments. Any Lender (excluding for purposes of this Section 12.3.1, the Swing Line Lender or the LC Issuers) may at any time assign to one or more Eligible Assignees all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit B or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to an

Eligible Assignee which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Outstanding Credit Exposure of the assigning Lender or (unless each of the Borrower and the Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or Outstanding Credit Exposure (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment. Each partial assignment made by a Lender shall be made as an assignment of a proportionate part of all of such Lender’s rights and obligations under this Agreement with respect to the Loans and Commitments assigned.
12.3.2    Consents. The consent of the Agent, the Swing Line Lender and the LC Issuers shall be required prior to an assignment becoming effective; provided that the consent of the Agent shall not be required for any assignment to a Person that is a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender. The consent of the Borrower shall be required prior to an assignment becoming effective unless (i) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) a Default has occurred and is continuing; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within fifteen (15) days after having received notice thereof. Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed.
12.3.3    Effect; Effective Date. Upon (i) delivery to the Agent of an assignment pursuant to Section 12.3.1, together with any consents required by Section 12.3.2, (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent) and (iii) the documents required by Section 3.5, such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation and warranty by the Purchaser to the effect that none of the funds, money, assets or other consideration used to make the purchase and assumption of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights, benefits and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights, benefits and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. In the case of an assignment covering all of the assigning Lender’s rights, benefits and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the Loan Documents with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that no assignment by a Defaulting Lender will constitute or effect a waiver or release of any claim of any party arising from such Lender being a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that, upon cancellation and surrender to the Borrower of the Notes (if any) held by the transferor Lender, new Notes or, as appropriate, replacement Notes are issued to such transferor Lender, if applicable, and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments (or if the Aggregate Commitment has been terminated, their respective Outstanding Credit Exposure), as adjusted pursuant to such assignment.
12.3.4    Register. The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and the Borrower hereby designates the Agent to act in such capacity), shall maintain at one of its offices a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
12.3.5    No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) unless a Default has occurred and is continuing, (x) any competitor of the Borrower or any of its Subsidiaries or (y) any other company engaged in the business of selling or distributing energy products; provided that this clause (y) shall not apply to any financial institution solely as a result of such Person trading in commodity products.
12.3.6    No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
12.3.7    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent, each LC Issuer, the Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Facility LCs and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
12.4    Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11.
12.5    Tax Certifications. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5.
ARTICLE XIII

NOTICES
13.1    Notices. Except as otherwise permitted by Section 2.14, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Lenders or the Agent, at its address or facsimile number set forth on the signature pages hereof or, (y) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, three (3) Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that, subject to Section 2.14, notices to the Agent under Article II shall not be effective until received.
13.2    Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV

COUNTERPARTS
This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic method of transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed original counterpart of this Agreement.
ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
15.1    Choice of Law. UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
15.2    Consent to Jurisdiction. THE BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.
15.3    Waiver of Jury Trial. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

BORROWER:	OGE ENERGY CORP.

By:
Name:
Title:
Address:
321 N. Harvey
Oklahoma City, OK 73101

Attention:    Mr. Charles B. Walworth, Treasurer
Phone:    (405) 553-3579

2017 OGE Credit Agreement

AGENT AND THE LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender

By:
Name: Patrick Engel
Title: Director
Address:     1525 West W.T. Harris Blvd.
Mail Code: D1109-019
Charlotte, NC 28262

Attention:    Syndication Agency Services
Phone:     (704) 590-2706
Facsimile:     (704) 715-0017

2017 OGE Credit Agreement

JPMORGAN CHASE BANK, N.A., as Syndication Agent and as a Lender

By:
Name:
Title:
Address:     10 South Dearborn, FL 09
Chicago, IL 60603-2300

Attention:     Justin Martin
Phone:     (312) 732-4441
Facsimile:     (312) 325-3238

2017 OGE Credit Agreement

MIZUHO BANK, LTD., as a Lender

By:
Name:
Title:
Address:     1800 Plaza Ten
Harborside Financial Ctr
Jersey City, NJ 07311

Attention:    Nicole Ferrara
Phone:        (201) 626-9341
Facsimile:    (201) 626-9941

2017 OGE Credit Agreement

MUFG UNION BANK, N.A., as a Lender

By:
Name:
Title:
Address:     445 S. Figueroa St.
Los Angeles, CA 90071

Attention:    Jeffrey Flagg
Phone:        (213) 236-6911
Facsimile:

2017 OGE Credit Agreement

ROYAL BANK OF CANADA, as a Lender

By:
Name:
Title:
Address:     200 Vesey Street, 12th Fl.
New York, NY 10281

Attention:    Eric Koppelson
Phone:        (212) 863-4816
Facsimile:    (212) 428-6460

2017 OGE Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:
Address:     461 Fifth Avenue
New York, NY 10017

Attention:    James P O’shaughnessy
Phone:        (917) 326-3924
Facsimile:    (646) 935-4551

2017 OGE Credit Agreement

COBANK, ACB, as a Lender

By:
Name:
Title:
Address:     6340 S. Fiddlers Green Circle
Greenwood Village, CO 80111

Attention:    Brock Taylor
Phone:        (303) 740-4074
Facsimile:

2017 OGE Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:
Address:     4900 Tiedeman Rd
Brooklyn, OH 44144

Attention:    Paula Gordon
Phone:
Facsimile:    (216) 370-5997

2017 OGE Credit Agreement

MORGAN STANLEY BANK, N.A., as a Lender

By:
Name:
Title:
Address:     1300 Thames Street
Thames Street Wharf, 4th Floor
Baltimore, MD 21231

Attention:    Steve Delaney
Phone:        (443) 627-6463
Facsimile:

2017 OGE Credit Agreement

BOKF, NA DBA BANK OF OKLAHOMA, as a Lender

By:
Name:
Title:
Address:    201 Robert S Kerr Ave
Oklahoma City, OK 73124

Attention:    J. Richard Hawk
Phone:        (405) 272-2288
Facsimile:    (405) 272-2588

2017 OGE Credit Agreement

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, as a Lender

By:
Name:
Title:
National Cooperative Services Corporation
Address:
20701 Cooperative Way
Dulles, VA 20166

Attention: Ann Shankoff
Phone:     703-467-2739
Facsimile: 703-467-5653

2017 OGE Credit Agreement

BANCFIRST, as a Lender

By:
Name:
Title:
Address:     101 N. Broadway
Oklahoma City, OK 73102

Attention:    Mark C. Demos
Phone:        (405) 270-7446
Facsimile:    (405) 218-4673

2017 OGE Credit Agreement

BANK OF COMMUNICATIONS CO., LTD., NEW YORK BRANCH, as a Lender

By:
Name:
Title:
By:
Name:
Title:

Address:	One Exchange /
55 Broadway, 31st Floor
New York, NY 10006

Attention:    Han Li
Phone:        (212) 518-0849
Facsimile:    (212) 376-8089

2017 OGE Credit Agreement

COMMITMENT SCHEDULE

LENDER	COMMITMENT

Wells Fargo Bank, National Association
JPMorgan Chase Bank, N.A.
Mizuho Bank, Ltd.
MUFG Union Bank, N.A.
Royal Bank of Canada
U.S. Bank National Association
CoBank, ACB
KeyBank National Association
Morgan Stanley Bank, N.A.
BOKF, NA dba Bank of Oklahoma
National Rural Utilities Cooperative Finance Corporation
BancFirst
Bank of Communications Co., Ltd., New York Branch

AGGREGATE COMMITMENT
$43,750,000.00 $43,750,000.00 $43,750,000.00 $43,750,000.00 $43,750,000.00 $43,750,000.00 $30,000,000.00 $30,000,000.00 $30,000,000.00 $25,000,000.00 $50,000,000.00 $12,500,000.00 $10,000,000.00 $450,000,000.00

PRICING SCHEDULE

Pricing Level	DEBT RATINGS FITCH/MOODY’S/ S&P	Applicable margin-eurodollar loans	APPLICABLE MARGIN- FLOATING RATE LOANS	Applicable Fee Rate
I	≥AA-/Aa3/AA-	0.690%	0.000%	0.060%
II	A+/A1/A+	0.800%	0.000%	0.075%
III	A/A2/A	0.900%	0.000%	0.100%
IV	A-/A3/A-	1.000%	0.000%	0.125%
V	BBB+/Baa1/BBB+	1.075%	0.075%	0.175%
VI	≤BBB/Baa2/BBB	1.275%	0.275%	0.225%

The Applicable Margin for Eurodollar Loans and Floating Rate Loans and the Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s Status as determined from its then-current Moody’s Rating, Fitch Rating and S&P Rating. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date.
“Fitch Rating” means, at any time, the rating issued by Fitch and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.
“Moody’s Rating” means, at any time, the rating issued by Moody’s and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.
“S&P Rating” means, at any time, the rating issued by S&P, and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.
Notwithstanding the foregoing, if the Borrower is split-rated and (i) two ratings are equal and higher than the third, the higher rating will apply, (ii) two ratings are equal and lower than the third, the lower rating will apply, (iii) no ratings are equal, the intermediate rating will apply. In the event that the Borrower shall maintain ratings from only two of Moody’s, Fitch and S&P and the Borrower is split-rated and (x) the ratings differential is one level, the higher rating will apply (and both ratings will be deemed to be at the higher level) and (y) the ratings differential is two levels or more, then the rating which is one level lower than the higher rating will apply (and both ratings will be deemed to be at the higher level).
If at any time the Borrower does not have a rating from at least two of Moody’s, Fitch and S&P, but has at least one rating from any of Moody’s, Fitch or S&P, the credit rating shall be determined as if there are two ratings, the first of which shall be the applicable rating assigned by the rating agency maintaining such rating and the second of which shall be deemed to be Level VI (solely as it relates to such rating agency), and the Applicable Margin and Applicable Fee Rate rate shall be determined in accordance with this Pricing Schedule based on the two applicable levels.

EXHIBIT A
COMPLIANCE CERTIFICATE
To:    The Lenders parties to the
Credit Agreement Described Below
This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of March 8, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among OGE ENERGY CORP. (the “Borrower”), the lenders party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
THE UNDERSIGNED, THE ____________ OF THE BORROWER, HEREBY CERTIFIES IN [HIS][HER] CAPACITY AS SUCH THAT:
1.    I am the duly elected __________ of the Borrower;
2.    I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;
3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and
4.    Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement.
Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of __________, 20__.

Name:
Title:

SCHEDULE I TO COMPLIANCE CERTIFICATE
Compliance as of _________, 20__ with
Provisions of Sections 6.10(v) and 6.14 of the Agreement

EXHIBIT B

ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the credit facility identified below (including any letters of credit, guarantees, and swingline loans included in such facility), and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1

1.	Assignor:	___________________________________ Assignor [is] [is not] a Defaulting Lender

2.	Assignee:	___________________________________ [and is an Affiliate/Approved Fund of [identify Lender]][2]
3.	Borrower:	OGE Energy Corp.

4.	Agent:	Wells Fargo Bank, National Association, as the agent under the Credit Agreement.
5.	Credit Agreement:	The Credit Agreement dated as of March 8, 2017 by and among Borrower, the Lenders party thereto, Agent and the other agents party thereto
6.	Assigned Interest:
	Aggregate Amount of Commitment/ Loans for all Lenders*	Amount of Commitment/ Loans Assigned*	Percentage Assigned of Commitment/Loans [3]
	$	$	_______%

7.	Trade Date[4]:

Effective Date: ____________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

2 Select as applicable
*Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
4 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

2

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]
By:
Name:
Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By:
Name:
Title:
Consented to and Accepted:

WELLS FARGO BANK,
NATIONAL ASSOCIATION, as Agent and
Swing Line Lender

By:
Name:
Title:

MUFG UNION BANK, N.A., as
an LC Issuer

By:
Name:
Title:

3

ROYAL BANK OF CANADA, as
an LC Issuer

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as
an LC Issuer

By:
Name:
Title:

[Consented to:

OGE ENERGY CORP.

By:
Name:
Title:]5

5 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement

4

ANNEX 1
TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is an Eligible Assignee (subject to such consents, if any, as may be required under Section 12.3.2 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interest in and under the Loan Documents will not be “plan assets” under ERISA, (v) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (vi) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Sections 6.1.1 and 6.1.2 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vii) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (viii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the [Assignor]6 for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
[remainder of page intentionally left blank]

6 If assignment is being made pursuant to Section 2.19 of the Credit Agreement and Borrower has made the payments required by such Section, the Assignor’s portion of payments in respect of the Assigned Interest shall be payable to the Borrower

EXHIBIT C

NOTE
[Date]
OGE ENERGY CORP., an Oklahoma corporation (the “Borrower”), promises to pay to ____________________________________ (the “Lender”) on the Revolving Credit Termination Date (or, if the Revolving Credit Termination Date has been extended and the Lender did not consent thereto, the previously effective Revolving Credit Termination Date applicable to the Lender, without giving effect to such extension) __________ DOLLARS ($_____) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Wells Fargo Bank, National Association in Charlotte, North Carolina, as Agent, together with accrued but unpaid interest thereon. The Borrower shall pay interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.
The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.
This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of March 8, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Borrower, the lenders party thereto, including the Lender, and Wells Fargo Bank, National Association, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.
Any assignment of this Note, or any rights or interest herein, may only be made in accordance with the terms and conditions of the Agreement. This Note is a registered Note and, as provided in the Agreement, the Borrower, the Agent and the Lenders may treat the person whose name is recorded in the Register as the owner hereof for all purposes, notwithstanding notice to the contrary. The entries in the Register shall be conclusive, absent manifest error.
This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
OGE ENERGY CORP.
By:
Name:
Title:

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF OGE ENERGY CORP.,
DATED _____________ ____, 20___

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

EXHIBIT D

FORM OF JOINDER AGREEMENT
Joinder Agreement
Dated [__________]
Reference is made to the Credit Agreement dated as of March 8, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among OGE Energy Corp., an Oklahoma corporation, (the “Borrower”), the lenders party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as agent (the “Agent”). Capitalized terms used herein which are not defined herein shall have the meanings assigned thereto in the Credit Agreement.
The Borrower, [__________] (the “Increasing Lender”) and [__________] (the “New Lender”) agree as follows:
1.    Subject to Section 2.22 of the Credit Agreement and this Joinder Agreement, the Borrower hereby increases the Aggregate Commitment from $[__________] to $[__________]. This Joinder Agreement is entered into pursuant to, and authorized by, Section 2.22 of the Credit Agreement.
2.    Attached hereto is a Commitment Schedule which reflects the Commitment of each New Lender and Increasing Lender as of the Effective Date of this Joinder Agreement.
3.    (a)    The Increasing Lender attaches the Note delivered to it under the Credit Agreement and requests that the Borrower exchange such Note for a new Note payable to the Increasing Lender as follows: [NOTE: ONLY APPLICABLE IF INCREASING LENDER HOLDS A NOTE.]

Note Payable to the Order of:	Principal Amount of Note
[Increasing Lender]	$[__________]
(b)    The New Lender requests that the Borrower issue a new Note payable to the New Lender as follows: [NOTE: ONLY APPLICABLE IF NEW LENDER REQUESTS A NOTE.]

Note Payable to the Order of:	Principal Amount of Note
[New Lender]	$[__________]
4.    Each of the Increasing Lender and New Lender (i) represents and warrants that it is legally authorized to enter into this Joinder Agreement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (iii) agrees that it will, independently and without reliance upon any other Lender or the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) if it is a New Lender, confirms that it is an Eligible Assignee; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender thereunder as if it were an original signatory to the Credit Agreement in such capacity; (vii) agrees to hold all confidential information in a manner consistent with the provisions of Section 9.11 of the Credit Agreement; and (viii) includes herewith for the Agent such forms required by Section 3.5 of the Credit Agreement (if not previously delivered).
5.    The effective date for this Joinder Agreement shall be [__________], 20__ (the “Effective Date”). Following the execution of this Joinder Agreement, it will be delivered to the Agent for the consent of the Agent.
6.    Upon consent of the Agent, from and after the Effective Date, the Increasing Lender and the New Lender shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Joinder Agreement, have the rights and obligations of a Lender under each such agreement.
7.    Upon consent of the Agent, from and after the Effective Date, the Agent shall make such reallocations of each Lender’s “Outstanding Credit Exposure” under the Credit Agreement as are necessary in order that each such Lender’s Outstanding Credit Exposure reflects such Lender’s Pro Rata Share of the Outstanding Credit Exposure and the Increasing Lender and the New Lender shall make such payments (if any) necessary to effect such reallocation.
8.    The representations and warranties of the Borrower contained in Article V of the Credit Agreement (other than representations and warranties set forth in Section 5.5 and 5.7) are true and correct in all material respects (or, if qualified as to materiality, in all respects) as of the date hereof except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or, if qualified as to materiality, in all respects) on and as of such earlier date, both before and after giving effect to this Joinder Agreement, and no Default or Unmatured Default shall have occurred and be continuing, both before and after giving effect to this Joinder Agreement.
9.    THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
10.    This Joinder Agreement may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Joinder Agreement by facsimile or other electronic method of transmission shall be effective as delivery of a manually executed original counterpart of this Joinder Agreement.
[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Borrower, the New Lender, the Increasing Lender and the Agent have executed this agreement as of the date first above written.
OGE ENERGY CORP.

By:
Name:
Title:
[NEW LENDER]

By:
Name:
Title:
[INCREASING LENDER]

By:
Name:
Title:
Acknowledged and Agreed:
WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Agent

By:
Name:
Title:

COMMITMENT SCHEDULE

LENDER	COMMITMENT
[__________]	$[__________]

EXHIBIT E-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of March 8,. 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among OGE Energy Corp., an Oklahoma corporation (the “Borrower”), the lenders party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as agent (the “Agent”).
Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loans (as well as any Note evidencing such Loans) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20__

EXHIBIT E-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of March 8, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among OGE Energy Corp., an Oklahoma corporation (the “Borrower”), the lenders party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as agent (the “Agent”).
Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20__

EXHIBIT E-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of March 8, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among OGE Energy Corp., an Oklahoma corporation (the “Borrower”), the lenders party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as agent (the “Agent”).
Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20__

EXHIBIT E-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of March 8, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among OGE Energy Corp., an Oklahoma corporation (the “Borrower”), the lenders party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as agent (the “Agent”).
Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loans (as well as any Note evidencing such Loans) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loans (as well as any Note evidencing such Loans), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20__